TRUST INDENTURE

DATED AS OF THE ● DAY OF ●, 2011

AMONG

BAYTEX ENERGY CORP., AS ISSUER AND PARENT GUARANTOR

AND

BAYTEX ENERGY LTD., BAYTEX OIL & GAS LTD., BAYTEX ENERGY PARTNERSHIP, BAYTEX MARKETING LTD. , BAYTEX RESOURCES CORP., BAYTEX COMMERCIAL TRUST 1, BAYTEX COMMERCIAL TRUST 2, BAYTEX COMMERICAL TRUST 3, BAYTEX COMMERCIAL TRUST 4, BATYEX COMMERCIAL TRUST 5, BAYTEX COMMERCIAL TRUST 6, BAYTEX COMMERCIAL TRUST 7, BAYTEX HOLDINGS LIMITED PARTNERSHIP AND BAYTEX ENERGY USA LTD., AS GUARANTORS

AND

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,
AS TRUSTEE

PROVIDING FOR THE ISSUE OF DEBT SECURITIES

4.7	Deposit of Redemption Monies or Common Shares	38
4.8	Failure to Surrender Debt Securities Called for Redemption	38
4.9	Cancellation of Debt Securities Redeemed	38
4.10	Purchase of Debt Securities for Cancellation	38

ARTICLE 5 COVENANTS OF BAYTEX		39
5.1	Payment of Principal, Premium, If Any, and Interest	39
5.2	Existence	39
5.3	Payment of Taxes and Other Claims	39
5.4	Maintenance of Properties	40
5.5	Insurance	40
5.6	Statement by Officers As to Default	40
5.7	Provision of Reports and Financial Statements	40
5.8	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock	41
5.9	Limitation on Restricted Payments	41
5.10	Purchase of Debt Securities upon a Change of Control	44
5.11	Limitation on Certain Asset Sales	44
5.12	Limitation on Transactions with Affiliates	46
5.13	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	46
5.14	Limitation on Liens	47
5.15	Unrestricted Subsidiaries	47
5.16	Guarantees of Indebtedness by Restricted Subsidiaries	48
5.17	Limitation on Conduct of Business.	48
5.18	Waiver of Covenants.	48

ARTICLE 6 DEFAULT AND ENFORCEMENT		48
6.1	Events of Default	48
6.2	Acceleration of Maturity; Rescission and Annulment	49
6.3	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.	50
6.4	Indenture Trustee May File Proofs of Claim	51
6.5	Indenture Trustee May Enforce Claims Without Possession of Debt Securities	51
6.6	Application of Monies by Indenture Trustee	51
6.7	No Suits by Debtholders	52
6.8	Unconditional Right of Debtholders to Receive Principal, Premium and Interest.	53
6.9	Restoration of Rights and Remedies	53
6.10	Rights and Remedies Cumulative	53
6.11	Delay or Omission Not Waiver	53
6.12	Control by Debtholders.	53
6.13	Notice of Event of Default	54
6.14	Waiver of Default	54
6.15	Waiver of Stay or Extension Laws	54
6.16	Undertaking for Costs	55
6.17	Judgment Against Baytex	55
6.18	Immunity of Indenture Trustee and Others	55
6.19	Notice of Payment by Indenture Trustee	55
6.20	Indenture Trustee May Demand Production of Debt Securities	55

ARTICLE 7 SATISFACTION AND DISCHARGE		55
7.1	Cancellation and Destruction	55
7.2	Release from Covenants	56
7.3	Non-Presentation of Debt Securities	56
7.4	Repayment of Unclaimed Monies or Common Shares	57
7.5	Discharge	57
7.6	Defeasance	57
7.7	Continuance of Rights, Duties and Obligations	58

ARTICLE 8 MEETINGS OF DEBENTUREHOLDERS		58
8.1	Right to Convene Meeting	58

8.2	Notice of Meetings	59
8.3	Chairman	60
8.4	Quorum	60
8.5	Power to Adjourn	60
8.6	Voting	61
8.7	Show of Hands	61
8.8	Poll	61
8.9	Proxies	61
8.10	Persons Entitled to Attend Meetings	62
8.11	Powers Exercisable by Extraordinary Resolution	62
8.12	Powers Cumulative	63
8.13	Minutes	63
8.14	Instruments in Writing	64
8.15	Binding Effect of Resolutions	64
8.16	Evidence of Rights of Debtholders	64
8.17	Concerning Serial Meetings	64

ARTICLE 9 SUCCESSORS TO BAYTEX		65
9.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets	65
9.2	Vesting of Powers in Successor	65

ARTICLE 10 CONCERNING THE DEBENTURE INDENTURE TRUSTEE		65
10.1	No Conflict of Interest	65
10.2	Trustee Eligibility	66
10.3	Replacement of Indenture Trustee	66
10.4	Duties of Indenture Trustee	66
10.5	Reliance Upon Declarations, Opinions, etc	67
10.6	Evidence and Authority to Indenture Trustee, Opinions, etc	67
10.7	Officers' Certificates Evidence	68
10.8	Experts, Advisers and Agents	68
10.9	Indenture Trustee May Deal in Debt Securities	69
10.10	Investment of Monies Held by Indenture Trustee	69
10.11	Indenture Trustee Not Ordinarily Bound	69
10.12	Indenture Trustee Not Required to Give Security	69
10.13	Indenture Trustee Not Bound to Act on Trust's Request	69
10.14	Conditions Precedent to Indenture Trustee's Obligations to Act Hereunder	70
10.15	Authority to Carry on Business	70
10.16	Compensation and Indemnity	70
10.17	Acceptance of Trust	71

ARTICLE 11 SUPPLEMENTAL INDENTURES		71
11.1	Supplemental Indentures	71

ARTICLE 12 NOTICES		72
12.1	Notice to Baytex	72
12.2	Notice to Debtholders	72
12.3	Notice to Indenture Trustee	72
12.4	Mail Service Interruption	72

ARTICLE 13 GUARANTEE		72
13.1	Application	72
13.2	Guarantees	73
13.3	Guarantee Absolute	73
13.4	Waivers	75
13.5	Subrogation	75
13.6	No Waiver; Remedies	75
13.7	Continuing Guarantee; No Right of Set-Off; Independent Obligation	75
13.8	Guarantors May Consolidate, Etc., on Certain Terms	76

13.9	Releases	76
13.10	Severability	77

ARTICLE 14 PARENT GUARANTEE		77
14.1	Guarantee	77
14.2	Limitation on Parent Guarantor Liability	78
14.3	Release of the Parent Guarantor	78
14.4	Severability	79

ARTICLE 15 EXECUTION AND FORMAL DATE		79
15.1	Execution	79
15.2	Formal Date	79

BAYTEX ENERGY CORP.

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of ●, 2011,
in accordance with Rule 4d-9 of the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section
§ §310(a)(1)	10.2
(a§310(a)(2)	10.2
§ §316(b)	6.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

THIS TRUST INDENTURE is made as of the  day of , 2011.

AMONG:

BAYTEX ENERGY CORP., a corporation existing under the laws of the Province of Alberta and having its head office in the City of Calgary, in the Province of Alberta, as issuer and parent guarantor (hereinafter called "Baytex" or the "Parent Guarantor")

AND

BAYTEX ENERGY LTD., BAYTEX OIL & GAS LTD., BAYTEX ENERGY PARTNERSHIP, BAYTEX MARKETING LTD., BAYTEX RESOURCES CORP., BAYTEX COMMERCIAL TRUST 1, BAYTEX COMMERCIAL TRUST 2, BAYTEX COMMERCIAL TRUST 3, BAYTEX COMMERCIAL TRUST 4, BAYTEX COMMERCIAL TRUST 5, BAYTEX COMMERCIAL TRUST 6, BAYTEX COMMERCIAL TRUST 7, BAYTEX HOLDINGS LIMITED PARTNERSHIP and BAYTEX ENERGY USA LTD., as guarantors

AND

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a trust company duly organized and existing under the laws of the State of New York (hereinafter called the "Indenture Trustee")

WITNESSETH THAT:

WHEREAS this Indenture is subject to the provision of the Canada Business Corporations Act, as amended, and the regulations thereunder and the Trust Indenture Act of 1939, as amended, but only to the extent applicable under Rule 4d-9 thereof, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;

WHEREAS Baytex considers it desirable for its investment purposes to create and issue Debt Securities from time to time in the manner provided in this Indenture;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Indenture and in the Debt Securities, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)	"1933 Act" means the United States Securities Act of 1933, as amended.

(b)	"Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries:

(i)	existing at the time such Person is amalgamated, merged with or into Baytex or becomes a Restricted Subsidiary; or

(ii)	assumed in connection with the acquisition of assets from such Person;

provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into Baytex, becomes a Restricted Subsidiary or such assets are acquired from such Person shall not be Acquired Indebtedness;

(c)	"Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination:

(i)
the sum of: (a) discounted future net cash flows from the proved oil and gas reserves of Baytex and its Restricted Subsidiaries calculated in accordance with Applicable Securities Legislation using a discount rate of 10% but before any federal, provincial or foreign income taxes, as estimated by Baytex's independent petroleum engineers in a reserve report prepared as of the end of Baytex's most recently completed fiscal year for which audited financial statements are available, increased and/or decreased, as the case may be, as described in clause (b); (b) the capitalized costs that are attributable to the oil and gas properties of Baytex and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Baytex's books and records as of a date no earlier than the date of Baytex's latest annual or quarterly financial statements; (c) the Net Working Capital on a date no earlier than the date of Baytex's latest annual or quarterly financial statements; and (d) the greater of:

(A)
the net book value of other tangible assets of Baytex and its Restricted Subsidiaries, including without duplication, Investments in unconsolidated Restricted Subsidiaries, on a date no earlier than the date of Baytex's latest annual or quarterly financial statements, and

(B)
the appraised value, as estimated by independent appraisers, of other tangible assets of Baytex and its Restricted Subsidiaries, including, without duplication, Investments in unconsolidated Restricted Subsidiaries, as of the date no earlier than the date of Baytex's latest audited financial statements, minus

(ii)	the sum of

(A)	minority interests;

(B)	any net gas balancing liabilities of Baytex and its Restricted Subsidiaries reflected in Baytex's latest annual financial statements,

(iii)
to the extent included in the clause (i)(a) above, the discounted future net cash flows, calculated in accordance with Applicable Securities Legislation using a discount rate of 10%, but before any federal, provincial or foreign income taxes and utilizing the prices utilized in Baytex's and its Restricted Subsidiaries' year-end reserve report, attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Baytex and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(iv)
the discounted future net cash flows, calculated in accordance with Applicable Securities Legislation but before any federal, provincial or foreign income taxes, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future cash flows specified in clause (i)(a) above, would be necessary to fully satisfy payment obligations of Baytex and its Restricted Subsidiaries with respect to Dollar-Denominated Production payments on the schedules specified with respect thereto.

Discounted future net cash flows will be increased pursuant to clauses (i) and (ii) below and decreased pursuant to clauses (iii) and (iv) below, as of the date of determination, by the estimated discounted future net cash flows, calculated in accordance with Applicable Securities Legislation using a discount rate of 10% but before any federal, provincial or foreign income taxes and utilizing the prices utilized in such year-end reserve report referred to in clause (i)(a) above, from:

(i)	estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report,

(ii)
estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development, exploitation, production or other activities,

(iii)	estimated proved oil and gas reserves produced or disposed of since such year-end, and

(iv)
estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development, exploitation, production or other activities.

In the case of each of the determinations made pursuant to clauses (i) through (iv) immediately above, such increases and decreases shall be as estimated by Baytex's internal petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net cash flows utilized for purposes of clauses (i)(a) through (i)(d) shall be confirmed in writing by a Canadian nationally recognized firm of independent petroleum engineers;

(d)	"Adjusted Net Assets" has the meaning set forth in subsection 13.2(c);

(e)	"Affiliate" of any Person means an affiliated company of such Person, such term having the meaning attributed to it in the Securities Act (Alberta);

(f)	"Applicable Securities Legislation" means applicable securities laws (including rules, regulations, policies and instruments) in each of the Provinces of Canada and the United States;

(g)
"Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by Baytex or a Restricted Subsidiary, directly or indirectly, in one transaction or a series of related transactions, of:

(i)	any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Baytex or a Restricted Subsidiary); or

(ii)	all or substantially all of the properties and assets of Baytex and its Restricted Subsidiaries representing a division or line of business; or

(iii)	any other properties or assets of Baytex or any Restricted Subsidiary, other than in the ordinary course of business.

For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets:

(A)	that is governed by the provisions of Article 9;

(B)	between or among Baytex and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Indenture;

(C)	to any Person to the extent it constitutes a Restricted Payment that is permitted under Section 5.9;

(D)	consisting of inventory or worn-out, obsolete or permanently retired equipment and facilities; or

(E)	that constitutes a Permitted Investment.

(h)	"Asset Sale Offer" has the meaning set forth in subsection 5.11(c);

(i)	"Asset Sale Purchase Date" has the meaning set forth in subsection 5.11(d);

(j)
"Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code, 11 U.S.C. § 101 et. seq., and  any other law of Canada or  any province thereof or  the United States or any state thereof relating to bankruptcy, creditors' rights, insolvency, winding up, liquidation, reorganization or the relief of debtors;

(k)	"Banks" means the banks and other financial institutions that from time to time are lenders under the Senior Secured Credit Facilities;

(l)	"Baytex" means Baytex Energy Corp.;

(m)	"Baytex's Auditors" or "Auditors of Baytex" means an independent firm of chartered accountants duly appointed as auditors of Baytex;

(n)
"Baytex Order", "Baytex Request", "Written Direction of Baytex" or "Written Order",  means an order or direction in writing signed by any one officer or director of Baytex, or the Indenture Trustee, as applicable;

(o)	"Beneficial Debtholder" means any person who holds a beneficial interest in Global Debt Securities as shown on the books of the Depository or a Participant;

(p)	"Board of Directors" means the board of directors of Baytex, or any duly authorized committee of that board;

(q)
"Board Resolution" means, as the context requires, a copy of a resolution certified by any officer of Baytex to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee;

(r)	"Book Entry Only Debt Securities" means Debt Securities of a series which, in accordance with the terms applicable to such series, are to be held only by or on behalf of the Depository;

(s)
"Borrowing Base" means the borrowing base under the Senior Secured Credit Facilities, which may include any other covenant in such Senior Secured Credit Facilities which limits the amount of Indebtedness Baytex and its Subsidiaries may incur or have outstanding;

(t)	"Business Day" means any day other than a Saturday, Sunday or any other day that the Indenture Trustee in New York, New York is not generally open for business;

(u)
"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP;

(v)
"Capital Stock" of any Person means any and all shares, partnership interests, Common Shares, participations, rights in or other equivalents of, or interests in, the equity of such Person, but excluding any debt securities convertible into such equity which, for certainty, shall include Convertible Debentures;

(w)	"Cash Equivalents" means:

(i)
any evidence of Indebtedness with a term to maturity of one year or less issued or directly and fully guaranteed or insured by Canada or the United States or any agency or instrumentality of Canada or the United States or any province or agency thereof (provided that the full faith and credit of Canada or the United States or any province thereof, as the case may be, is pledged in support thereof, and provided, further, that any province of Canada must be rated, as the case may be, at least R-1 by DBRS Limited (in the case of a Canadian provincial issuer);

(ii)
certificates of deposit or acceptances with a term to maturity of one year or less of, and overnight bank deposits with, any Canadian chartered bank or financial institution that is a member of the United States Reserve System having combined capital and surplus and undivided profits of not less than $500 million or the equivalent in U.S. dollars;

(iii)
commercial paper with a term to maturity of 180 days or less issued by a corporation that is not an Affiliate of Baytex and is organized under the laws of Canada or any province thereof or, any state of the United States and rated at least A-1 by S&P or at least P-1 by Moody's or at least R-1 by DBRS Limited (in the case of a Canadian issuer); and

(iv)	funds which invest exclusively in any combination of the foregoing;

(x)
"Change of Control" means the occurrence of any one of the following: (i) all or substantially all of the property, assets and undertaking of Baytex on a consolidated basis becomes the property of any other Person who is not an Affiliate of Baytex; or (ii) a Person who is not an Affiliate of Baytex, or group of such Persons acting jointly or in concert, acquires Common Shares (and/or securities convertible into Common Shares, as applicable) representing (on a diluted basis, but only giving effect to the conversion or exercise of convertible securities held by such Person or group of Persons) greater than 50% of Common Shares, as applicable;

(y)	"Change of Control Offer" has the meaning set forth in Section 5.10;

(z)	"Change of Control Payment Date" has the meaning set forth in Section 5.10;

(aa)	"Closing Date" means the date on which Debt Securities are originally issued under this Indenture;

(bb)
"Common Shares" means common shares in Baytex, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, "Common Shares" shall mean the units or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(cc)
"Consolidated Cash Flow from Operations" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (iii) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period:

(i)
Baytex's and its Restricted Subsidiaries' federal, provincial, local and foreign future income tax expense for such period accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sale or dispositions outside the ordinary course of business and provided that current income tax expense determined in accordance with GAAP shall not be included), plus

(ii)	Baytex and its Restricted Subsidiaries' depletion, depreciation and amortization expense for such period, plus

(iii)
site restoration costs plus any other non-cash charges for such period (including any non-cash charges related to a ceiling test write-down required under GAAP) and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business, provided that income tax expense, depletion, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow from Operations only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period;

(dd)
"Consolidated Debt" means, at any time, Indebtedness of Baytex and its Restricted Subsidiaries, other than Hedging Obligations, at such time as determined on a consolidated basis in accordance with GAAP and as shown on Baytex's most recent annual audited or quarterly unaudited balance sheets; provided, however, that Consolidated Debt shall not include Convertible Debentures;

(ee)
"Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clauses (iv) and (v) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period:

(i)	Fixed Charges for such period, plus

(ii)
the federal, provincial, state and foreign income tax expense of Baytex and its Restricted Subsidiaries for such period paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), plus

(iii)	the depletion, depreciation and amortization expense of Baytex and its Restricted Subsidiaries for such period, plus

(iv)	site restoration costs, plus

(v)
any other non-cash charges for such period (including any non-cash charges related to a ceiling test write-down required under GAAP) and minus non-cash credits for such period, other than non cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business;

provided that income tax expense, depletion, depreciation and amortization expense and non cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period;

(ff)
"Consolidated Net Income" means, for any period, the net income (or net loss) of Baytex and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

(i)	any net after tax extraordinary gains or losses (less all fees and expenses relating thereto);

(ii)	any net after tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

(iii)
the net income (but not the net loss) of any Person (other than Baytex or a Restricted Subsidiary), in which Baytex or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to Baytex or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income;

(iv)	the net income (or loss) of any Person acquired by Baytex or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition;

(v)
the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to Baytex or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income; and

(vi)	any non-cash charges related to a ceiling test write down under GAAP;

and in each case as adjusted for the pro forma net income of material acquisitions or dispositions (including Restricted Subsidiaries acquired or disposed of in such period) in such period on the basis that such acquisition or disposition occurred on the first day of such period;

(gg)
"Consolidated Net Worth" means, at any date of determination, the shareholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Baytex and its Restricted Subsidiaries together with the principal amount of any outstanding Convertible Debentures, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Baytex and less, to the extent included in calculating such shareholders' equity of Baytex and its Restricted Subsidiaries, the shareholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP;

(hh)	"Convertible Debentures" means, with respect to Baytex, convertible subordinated debentures issued by Baytex which have all of the following characteristics:

(i)
the obligations under, pursuant to relating to such debentures and the indenture or agreement governing such debentures shall be unsecured obligations of Baytex, and no Restricted Subsidiary shall have provided a guarantee or any financial assistance in respect of any of such obligations;

(ii)
an initial final maturity, or due date in respect of repayment of principal, which is after the final stated Maturity of each Debt Security issued hereunder in effect at the time such debentures are issued;

(iii)
no scheduled or mandatory payments, redemptions or purchases of principal thereunder (other than acceleration following an event of default in regard thereto or payments which can be satisfied by the delivery of Common Shares as contemplated in (vii) below and other than on a change of control of Baytex where a Change of Control of Baytex also occurs) prior to the final stated Maturity of each Debt Security issued hereunder in effect at the time such debentures are issued;

(iv)	upon and during the continuance of any Default or Event of Default:

(A)
all amounts payable by Baytex in respect of principal, Premium (if any), interest of other obligations under, pursuant or relating to such debentures are subordinate and junior in right of payment to the Debt Securities; and

(B)	no enforcement steps and proceedings may be commenced in respect of such debentures;

(v)
upon any distribution of the assets of Baytex on any dissolution, winding up, total liquidation or reorganization of such person (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit creditors or any other marshalling of the assets and liabilities of Baytex, or otherwise), any and all obligations arising under the Debt Securities shall first be paid in full in cash, or provisions made for such payment, before any payment by Baytex is made on account of principal, Premium (if any), interest or other obligations payable in regard to such debentures;

(vi)	a Default, Event of Default, acceleration of time for repayment under the Debt Securities shall not in and of itself:

(A)	cause a default or event of default (with the passage of time or otherwise) under such debentures or the indenture or agreement governing the same; or

(B)	cause or permit the obligations under, pursuant or relating to such debentures to be due and payable prior to the stated Maturity thereof;

(vii)
payments of principal due and payable under, pursuant or related to such debentures can be satisfied, at the option of Baytex, by issuing and delivering Common Shares in accordance with the indenture or agreement governing such debentures; and

(viii)
payments of interest due and payable under, pursuant or relating to such debentures can be satisfied, at the option of Baytex and in accordance with the indenture or agreement governing such debenture, by payment of the proceeds of the issue and sale of Common Shares resulting from a bid process whereby Baytex under the indenture or agreement governing such debentures:

(A)	accepts delivery from Baytex for such Common Shares ;

(B)	accepts bids with respect to, and consummate sales of, such Common Shares, each as Baytex shall direct in its absolute discretion; and

(C)	uses the proceeds received from such sale of Common Shares to satisfy such interest,

where the acceptance of any such bid in accordance with (B) above is conditional on the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Common Shares equalling the interest due on the applicable Interest Payment Date,

(ii)	"Counsel" means an attorney or firm of attorneys retained or employed by the Indenture Trustee or retained or employed by Baytex;

(jj)
"Currency Agreements" means, with respect to any Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such Person or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates;

(kk)
"Debt Securities" means the debentures, notes or other evidence of indebtedness of Baytex issued and certified hereunder, or deemed to be issued and certified hereunder, and includes Global Debt Securities;

(ll)
"Debtholders" or "holders" means the Persons for the time being entered in the register for Debt Securities as registered holders of Debt Securities payable to a named payee or any transferees of such Persons by endorsement or delivery;

(mm)
"Debtholders Request" means an instrument signed in one or more counterparts by the holder or holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities or, in respect of an Event of Default or other matter, that has occurred which is applicable only to one or more series of Debt Securities, an instrument signed in one or more counterparts by the holders of not less than 25% of the aggregate principal amount of such series of Debt Securities, in each case requesting the Indenture Trustee to take the action or proceeding specified therein;

(nn)	"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default;

(oo)
"Depository" means DTC and such other Person as is designated in writing by Baytex and acceptable to the Indenture Trustee to act as depository in respect of any series of Book Entry Only Debt Securities;

(pp)
"Disqualified Stock" means any class or series of Capital Stock, other than Common Shares, that either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise:

(i)	is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to any such final stated Maturity of any of the Debt Securities;

(ii)	is redeemable at the option of the holder thereof at any time on or prior to such final Stated Maturity; or

(iii)	at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time on or prior to such final Stated Maturity,

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to any stated Maturity of the Debt Securities will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favourable to the holders of such Capital Stock than the provisions contained in Sections 5.10 and 5.11 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to Baytex's repurchase of such of the Debt Securities as are required to be repurchased pursuant to Sections 5.10 and 5.11;

(qq)
"Dollar-Denominated Production Payments" means production payment obligations of Baytex or a Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith;

(rr)	"DTC" means The Depository Trust Company, a New York corporation, and its successors;

(ss)	"Event of Default" has the meaning ascribed thereto in Section 6.1;

(tt)	"Excess Proceeds" has the meaning set forth in subsection 5.11(b)(iii);

(uu)	"Exchangeable Shares" means exchangeable shares of Baytex which are exchangeable into Common Shares;

(vv)
"Exchanged Properties" means properties or assets used or useful in the Oil and Gas Business received by Baytex or a Restricted Subsidiary, whether directly or indirectly through the acquisition of the Capital Stock of a Person holding such assets so that such Person becomes a Wholly-Owned Restricted Subsidiary of Baytex, in trade or as a portion of the total consideration for such other properties or assets;

(ww)
"Extraordinary Resolution" means, for the Debt Securities, a resolution passed as an extraordinary resolution by the affirmative votes of the holders of not less than 66 ⅔% of the outstanding aggregate principal amount of Debt Securities represented and voting on a poll at a meeting of Debtholders duly convened for the purpose and held in accordance with the provisions of this Indenture, or in the case of any series of Debt Securities, a resolution passed as an extraordinary resolution by the affirmative votes of the holders of not less than 66 ⅔%, represented and voting on a poll at a meeting of Debtholders duly convened for the purpose and held in accordance with the provisions of this Indenture;

(xx)
"fair market value" means (unless the context otherwise requires), with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction;

(yy)	"Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period;

(zz)	"Fixed Charges" means, for any period, without duplication, the sum of:

(i)
the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of Baytex and its Restricted Subsidiaries for such period, including, without limitation:

(A)	amortization of debt discount;

(B)	the net cost of Interest Rate Agreements (including amortization of discounts);

(C)	the interest portion of any deferred payment obligation;

(D)	amortization of debt issuance costs; and

(E)	the interest component of Capital Lease Obligations; plus

(ii)	cash distributions or dividends paid on Preferred Stock or Disqualified Stock by any Restricted Subsidiary to any Person other than Baytex and its Restricted Subsidiaries; plus

(iii)	all interest on any Indebtedness of any Person guaranteed by Baytex or any of its Restricted Subsidiaries;

provided, however, that Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (v) of the definition thereof for such period; and (iii) interest on any Convertible Debentures;

(aaa)	"Funding Guarantor" has the meaning set forth in subsection 13.2(c);

(bbb)	"generally accepted accounting principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of this Indenture;

(ccc)	"Global Debt Securities" means Debt Securities representing the aggregate principal amount of a series of Debt Securities and held by, or on behalf of, a Depository;

(ddd)	"guarantee" means, as applied to any obligation:

(i)	a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation; and

(ii)
an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit;

(eee)	"Guarantee" means a guarantee of the Debt Securities and substantially in the form provided for herein in Article 13 that is made pursuant to the covenants in Section 5.16;

(fff)
"Guarantor" means each Restricted Subsidiary that has granted a Guarantee, provided that any Person constituting a Guarantor shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture;

(ggg)	"Hedging Obligations" means the obligations of any Person under Interest Rate Agreements, Currency Agreements and Oil and Gas Hedging Contracts;

(hhh)	"Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(i)	every obligation of such Person for money borrowed but excluding, for lack of doubt, any trade accounts payable and accrued liabilities incurred in the ordinary course of business;

(ii)	every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)	every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

(iv)	every obligation of such Person issued or assumed as the deferred purchase price of property or services;

(v)	all conditional sale obligations or all obligations under any title retention agreement, but excluding a title retention agreement to the extent it constitutes an operating lease;

(vi)	every Capital Lease Obligation of such Person;

(vii)	all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends);

(viii)	all obligations of such Person under or in respect of Hedging Obligations; and

(ix)	every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed.

For certainty, Indebtedness shall not include Convertible Debentures.  For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock;

(iii)
"Indenture Obligations" means the obligations of Baytex and any other obligor hereunder or under the Debt Securities, including the Guarantors, if any, to pay principal of (Premium, if any) and interest on the Debt Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Debt Securities and the performance of all other obligations to the Indenture Trustee (including all amounts due to the Indenture Trustee under Section 10.16) hereof) and the holders under this Indenture and the Debt Securities, according to the terms hereof and thereof;

(jjj)	"Indenture Trustee" means The Bank of Nova Scotia Trust Company of New York in its capacity as trustees under this Indenture and its successors and permitted assigns in such capacity;

(kkk)
"Interest Payment Date" means for, each series of Debt Security, a date specified in a Debt Security as the date on which an instalment of interest on such Debt Security shall become due and payable and which, unless specified otherwise, shall include the Maturity date of each Debt Security;

(lll)
"Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements including, without limitation, interest rate swaps, caps, floors, collars and similar agreements and other related agreements entered into in the ordinary course of business and designed to protect against or manage exposure to fluctuations in interest rates;

(mmm)	"Investment" in any Person means:

(i)
any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase, acquisition or ownership of, any Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment of cash or other property in such Person;

(ii)	the designation of any Restricted Subsidiary as an Unrestricted Subsidiary;

(iii)
the transfer of any assets or properties from Baytex or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business; and

(iv)	the fair market value of the Capital Stock (or any other Investment), held by Baytex or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary.

Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices;

(nnn)
"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof, but excluding a title retention agreement to the extent it constitutes an operating lease;

(ooo)
"Liquid Securities" means securities of an issuer that is not an Affiliate of Baytex, and that are publicly traded on the Toronto Stock Exchange, the London Stock Exchange, the New York Stock Exchange, the NYSE Amex, the NASDAQ Stock Market or the Canadian Venture Exchange.  Securities meeting the requirements of the preceding sentence shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of:

(i)	the date on which such securities, or securities exchangeable for, or convertible into, such securities, are sold or exchanged for cash or Cash Equivalents; and

(ii)	180 days following the date of receipt of such securities.

If such securities, or securities exchangeable for, or convertible into, such securities, are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which Baytex or its Restricted Subsidiary received the securities was in compliance with the provisions of Section 5.11, such securities shall not be deemed to have been Liquid Securities until 181 days following the date of receipt of such securities;

(ppp)
"Material Change" means an increase or decrease, excluding changes that result solely from changes in prices, of more than 30% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of Baytex and its Restricted Subsidiaries, calculated in accordance with clause (a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(i)
any acquisitions during the quarter of oil and gas reserves that have been estimated by a Canadian nationally recognized firm of independent petroleum engineers and on which a report or reports exist; and

(ii)	any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under Section 5.11;

(qqq)
"Maturity" means, when used with respect to any Debt Security, the date on which the principal of such Debt Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the stated Maturity or by declaration of acceleration, notice of redemption or otherwise;

(rrr)
"Maturity Account" means an account or accounts required to be established by Baytex (and which shall be maintained by and subject to the control of the Indenture Trustee) for each series of Debt Securities issued pursuant to and in accordance with this Indenture;

(sss)	"Moody's" means Moody's Investors Service, Inc. and its successors.

(ttt)
"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Baytex or any Restricted Subsidiary), net of:

(i)	brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale;

(ii)	provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale;

(iii)	payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale;

(iv)	amounts required to be paid to any Person (other than Baytex or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale; and

(v)
appropriate amounts to be provided by Baytex or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

(uuu)	"Net Working Capital" means, as set forth in Baytex's consolidated financial statements prepared in accordance with GAAP:

(i)	all of Baytex's and its Restricted Subsidiaries' current assets but excluding unrealized gains related to Hedging Obligations and future income taxes; less

(ii)	all of Baytex's and its Restricted Subsidiaries' current liabilities, except current liabilities included in Indebtedness, future income taxes and unrealized losses related to Hedging Obligations;

(vvv)	"Non-Recourse Indebtedness" means:

(i)
Baytex's and any Restricted Subsidiary's Indebtedness, other than Capital Lease Obligations, incurred in connection with the construction, development or acquisition by Baytex or such Restricted Subsidiary in the ordinary course of business of assets used in the Oil and Gas Business, including office buildings and other real property used by Baytex or such Restricted Subsidiary in conducting Baytex's or such Restricted Subsidiary's operations; and

(ii)	any renewals and refinancings of such Indebtedness.

For Indebtedness described in the clauses (i) and (ii) to qualify as Non-Recourse Indebtedness, the holders of such Indebtedness must agree that they will look solely to the fixed assets so constructed, developed or acquired and the proceeds thereof which secure such Indebtedness, subject to customary exceptions such as indemnifications for misrepresentation, environmental, title, fraud and other matters, and neither Baytex nor any Restricted Subsidiary may: (x) be directly or indirectly liable for such Indebtedness, or (y) provide credit support, including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness, other than the grant of a Lien on such constructed, developed or acquired fixed assets and the proceeds therefrom;

(www)	"Officer" means the Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President or the Corporate Secretary of a Person;

(xxx)	"Officers' Certificate" means a certificate of Baytex signed by any two Officers;

(yyy)	"Oil and Gas Business" means:

(i)	the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

(ii)	the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties;

(iii)
any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith;

(iv)
any power generation and electrical transmission business in a jurisdiction within North America where fuel required by such business is supplied, directly or indirectly, from production reserves substantially from blocks in which Baytex or its Restricted Subsidiaries participate; and

(v)	any activity necessary, appropriate or incidental to the activities described in the clauses (i) through (iv);

(zzz)
"Oil and Gas Hedging Contracts" means any agreement or arrangement, or any combination thereof, relating to oil and gas prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of business for the purpose of limiting or managing risk associated with fluctuations in such prices, costs, differentials or similar factors;

(aaaa)	"Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to Baytex or the Indenture Trustee;

(bbbb)	"Parent Guarantee" means Parent Guarantor’s guarantee of each Guarantor’s obligations under this Indenture and the Guarantees, as provided for under Article Fourteen of this Indenture;

(cccc)	"Parent Guarantor" means Baytex;

(dddd)	"Participant" has the meaning ascribed to such term in subsection 3.2(e);

(eeee)	"Permitted Consideration" has the meaning set forth in paragraph 5.11(a)(ii);

(ffff)	"Permitted Indebtedness" means, without duplication:

(i)
Indebtedness of Baytex or any Restricted Subsidiary arising under the Senior Secured Credit Facilities or which constitutes Acquired Indebtedness in an aggregate outstanding principal amount at any time not to exceed the greater of: (i) the maximum aggregate principal amount of the Senior Secured Credit Facilities (which amount shall be permanently reduced by the amount of Net Cash Proceeds used to permanently repay Indebtedness under any of the Senior Secured Credit Facilities and not subsequently invested in property and assets that will be used in the Oil and Gas Business or used to reduce other Indebtedness outstanding under another of the Senior Secured Credit Facilities pursuant to the provisions of Section 5.11); and (ii) 30% of Adjusted Consolidated Net Tangible Assets;

(ii)	Capital Lease Obligations of Baytex or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause (ii) does not exceed $25,000,000 at any one time outstanding;

(iii)
Indebtedness of Baytex or any Restricted Subsidiary under Purchase Money Obligations, so long as: (i) such Indebtedness is not secured by any property or assets of Baytex or any Restricted Subsidiary other than the property and assets so acquired and the proceeds thereof; (ii) such Indebtedness is created within 90 days of the acquisition of the related property; and (iii) the aggregate amount of outstanding Indebtedness under this clause does not at any time exceed $25,000,000;

(iv)	Non-Recourse Indebtedness;

(v)
Indebtedness of Baytex or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business; provided that, with respect to Interest Rate Agreements, the notional amount of any such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which the Interest Rate Agreement relates;

(vi)
Indebtedness of Baytex or any Restricted Subsidiary outstanding on the Closing Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, other than Indebtedness arising under the Senior Secured Credit Facilities;

(vii)	Guarantees of Baytex or any Restricted Subsidiary in respect of any of the foregoing other than Non-Recourse Indebtedness;

(viii)
Indebtedness not otherwise permitted by the first paragraph of Section 5.8 and any other clause of this definition, in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding,

(collectively, the items described in Clause (i) through to Clause (viii) above, being the "Secured Group Facilities");

(ix)
Indebtedness owed by Baytex to any Wholly-Owned Restricted Subsidiary or owed by any Restricted Subsidiary to Baytex or a Wholly-Owned Restricted Subsidiary, provided, however, that if Baytex is the obligor on such Indebtedness, such Indebtedness in unsecured; and provided, further, however, that if any such Wholly-Owned Restricted Subsidiary ceases to be (for any reason) a Wholly-Owned Restricted Subsidiary, then this clause shall no longer be applicable to Indebtedness owed by Baytex or any Restricted Subsidiary to such Restricted Subsidiary that was formerly a Wholly-Owned Restricted Subsidiary;

(x)	Indebtedness represented by the Debt Securities and the Guarantees (if any);

(xi)	guarantees by Baytex or any Restricted Subsidiary of Indebtedness that was permitted to be incurred by the provisions of Section 5.8;

(xii)	in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(xiii)	Convertible Debentures and other Subordinated Indebtedness;

(xiv)	Indebtedness of Baytex or any Restricted Subsidiary secured by any Permitted Lien;

(xv)
any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness incurred pursuant to clause (ix), (xi) and (xiv), including any successive refinancings thereof, so long as (i) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by Baytex as necessary to accomplish such refinancing, plus the amount of the expenses of Baytex reasonably estimated to be incurred in connection with such refinancing, (B) in the case of any refinancing of Convertible Debentures or Subordinated Indebtedness of Baytex or, any Guarantors, such new Indebtedness is subordinated to the Debt Securities or the Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Indebtedness being refinanced and has a final stated Maturity no earlier than the final stated Maturity of the Indebtedness being refinanced.

For purposes of determining compliance with Section 5.8, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described above or is entitled to be incurred pursuant to the Fixed Charge Coverage Ratio provisions of Section 5.8, Baytex will, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 5.8.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of Section 5.8;

(gggg)	"Permitted Investments" means any of the following:

(i)	Investments in Cash Equivalents;

(ii)
Investments by Baytex or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Wholly-Owned Restricted Subsidiary or (ii) is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Baytex or a Wholly-Owned Restricted Subsidiary;

(iii)	Investments by Baytex or any of the Restricted Subsidiaries in any one of the other of them; provided that any Indebtedness evidencing such Investment is unsecured;

(iv)	Investments existing on the Closing Date;

(v)	Investments made as a result of the receipt of non cash consideration in an Asset Sale permitted under Section 5.11;

(vi)
Investments consisting of loans and advances to officers and employees of Baytex and any Restricted Subsidiary for reasonable travel, relocation and business expenses in the ordinary course of business for bona fide business purposes not in excess of $5,000,000 at any one time outstanding;

(vii)	Investments the payment for which consists exclusively of Capital Stock (exclusive of Disqualified Stock) of Baytex;

(viii)	Hedging Obligations of Baytex and its Restricted Subsidiaries in compliance with this Indenture; and

(ix)	Other Investments that do not exceed $25,000,000 in the aggregate at any one time outstanding;

(hhhh)	"Permitted Liens" means any of the following:

(i)
Liens for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which Baytex or any Restricted Subsidiary shall be contesting in good faith if such contest will involve no risk of loss of any material part of the property of Baytex and its Restricted Subsidiaries taken as a whole;

(ii)
the Lien of any judgment rendered, or claim filed, against Baytex or any Restricted Subsidiary which Baytex or any such Restricted Subsidiary shall be contesting in good faith if such contest will involve no risk of loss of any material part of the property of Baytex and its Restricted Subsidiaries taken as a whole;

(iii)
Liens imposed or permitted by law such as carriers' liens, builders' liens, materialmens' liens and other liens, privileges or other charges of a similar nature which relate to obligations not due or delinquent or if due or delinquent, any lien, privilege or charge which Baytex or any Restricted Subsidiary shall be contesting in good faith if such contest will involve no risk of loss of any material part of the property of Baytex and its Restricted Subsidiaries taken as a whole;

(iv)
Liens arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to law against Baytex or any Restricted Subsidiary or in respect of which no steps or proceedings to enforce such Lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, any Lien which Baytex or such Restricted Subsidiary shall be contesting in good faith if such contest will involve no risk of loss of any material part of the property of Baytex and its Restricted Subsidiaries taken as a whole;

(v)
Liens incurred or created in the ordinary course of business and in accordance with good oilfield practice in respect of the joint operation of oil and gas properties or related production or processing facilities as security in favour any other owner of such properties or facilities or of any other person conducting or participating in the development or operation of the property to which such Liens relate (including the reclamation, clean-up or abandonment of such properties or facilities), for Baytex's or any Restricted Subsidiary's portion of the costs and expenses of such development or operation, provided that such costs or expenses are not due or delinquent or, if due or delinquent, any Liens which Baytex or any such Restricted Subsidiary shall be contesting in good faith if such contest will involve no risk of loss of any material part of the property of Baytex and its Restricted Subsidiaries taken as a whole;

(vi)
any Lien arising under partnership agreements, oil and natural gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, natural gas or other hydrocarbons or any by-product thereof, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements and other similar agreements, which, in each of the foregoing cases, is customary in the oil and natural gas business, and other similar agreements which are customary in the oil and natural gas business, provided in all instances that (i) such Lien is limited to the assets that are the subject of the relevant agreement, and (ii) such agreement is entered into in the ordinary course of business;

(vii)
any Lien created by any overriding royalty interests, net profit interests, reversionary interests and carried interests or other similar burdens on production in respect of Baytex's or any Restricted Subsidiary's oil and gas properties that are entered into with or granted to arm's length third parties in the ordinary course of business and in accordance with good oilfield practice;

(viii)
Liens for penalties arising under non-participation provisions of operating agreements in respect of Baytex's or any Restricted Subsidiary's oil and gas properties if such Liens do not materially detract from the value of any material part of the property of Baytex and its Restricted Subsidiaries taken as a whole;

(ix)	any Lien or trust arising in connection with workers' compensation, unemployment insurance, pension and employment laws or regulations; and

(x)	without duplication, any Lien permitted by the Senior Secured Credit Facilities;

(iiii)
"Person" means any individual, corporation, limited or general partnership, limited liability company,  joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

(jjjj)
"Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, Common Shares, participations, or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person but excluding, for certainty, any Common Shares;

(kkkk)	"Premium" means, with reference to any Debt Security, the excess of the then applicable Redemption Price of such Debt Security over the principal amount of such Debt Security;

(llll)	"Principal Operating Subsidiaries" means, at the date of this Indenture, Baytex Energy Ltd., Baytex Oil & Gas Ltd., Baytex Energy Partnership, Baytex Resources Corp. and Baytex Energy USA Ltd.;

(mmmm)	"Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments;

(nnnn)
"Purchase Money Obligations" means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refunding of any such obligations, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof;

(oooo)	"Qualified Equity Interest" means any Non-Recourse Indebtedness (other than Convertible Debentures) that is convertible into or exchangeable for Capital Stock);

(pppp)	"Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock;

(qqqq)	"Redemption Date" has the meaning attributed to it in Section 4.5;

(rrrr)	"Redemption Notice" has the meaning attributed to it in Section 4.5;

(ssss)	"Redemption Price" has the meaning attributed to it in Section 4.1;

(tttt)	"Regulation S" means Regulation S adopted by the United States Securities and Exchange Commission under the 1933 Act;

(uuuu)	"Restricted Payment" means any of the following:

(i)
the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of Baytex or any Restricted Subsidiary other than: (A) dividends or distributions payable solely in Qualified Equity Interests; (B) dividends or distributions by a Restricted Subsidiary payable to Baytex or another Restricted Subsidiary;

(ii)
the purchase, redemption or other acquisition or retirement for value, directly or indirectly of any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of: (A) Baytex or any Unrestricted Subsidiary; or (B) any Restricted Subsidiary held by any Affiliate of Baytex (other than, in either case, any such Capital Stock owned by Baytex or any of its Restricted Subsidiaries);

(iii)
the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, sinking fund payment or Maturity, of any Subordinated Indebtedness other than the redemption of the outstanding U.S. Dollar denominated 9-5/8% Senior Subordinated Notes due 2010 issued under that certain Indenture dated July 9, 2003;

(iv)	the making of any Investment (other than a Permitted Investment) in any Person; or

(v)	the making of any payment of interest or principal on Convertible Debentures;

(vvvv)	"Restricted Subsidiary" means any Subsidiary, including the Principal Operating Subsidiaries, other than an Unrestricted Subsidiary;

(wwww)	"Secured Group Facilities" has the meaning specified within the definition of Permitted Indebtedness;

(xxxx)
"Senior Secured Credit Facilities" the amended and restated credit agreement made as of June 14, 2011, as further amended and restated from time to time, among Baytex Energy Ltd., the Banks and The Toronto-Dominion Bank, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the credit agreement or such other documents may be amended, renewed, extended, substituted, assigned by the agent or any lender, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, assignments, restatements, refinancings, restructuring, supplements or other modifications of the foregoing (including increasing the amount of available borrowings thereunder, provided that such increase in borrowings is permitted by Section 5.8, or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder)) of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders);

(yyyy)	"S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, and its successors;

(zzzz)
"Subordinated Indebtedness" means Indebtedness of Baytex or a Guarantor that is subordinated in right of payment to the Debt Securities or the Guarantee issued by such Guarantor (if any), as the case may be;

(aaaaa)
"Subsidiary" means any Person a majority of the equity ownership or Voting Stock (including, without limitation, partnership interests) of which is at the time owned, directly or indirectly, by Baytex and/or one or more Subsidiaries of Baytex;

(bbbbb)	"Supplemental Indenture" means an indenture supplemental to this Indenture pursuant to which, among other things, a series of Debt Securities may be issued in accordance with the terms of Article 11;

(ccccc)	“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939, as amended, in force on the date hereof.

(ddddd)
  "Trust Indenture Legislation” means, at any time, (i) the provisions of the Canada Business Corporations Act and regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other applicable statute of Canada or any province thereof and (iii) the provisions of the TIA and regulations thereunder, but only to the extent applicable under Rule 4d-9 under the TIA, in each case relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

(eeeee)	"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(fffff)
"Unpaid Restricted Payment Funds" means the total amount of Restricted Payments that Baytex and its Restricted Subsidiaries were permitted to make pursuant to clause (a)(i) of Section 5.9, but that Baytex did not actually make, and that for the purposes of this Indenture have only accrued on a cumulative basis for every fiscal quarter during which Baytex was permitted to make Restricted Payments pursuant to such clause (a)(i);

(ggggg)
"Unrestricted Subsidiary" means: (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 5.15; and (ii) any Subsidiary of an Unrestricted Subsidiary;

(hhhhh)
"Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency);

(iiiii)
"Volumetric Production Payments" means production payment obligations of Baytex or its Restricted Subsidiaries recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith;

(jjjjj)
"Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (i) the sum of the product of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (B) the amount of each such principal or liquidation value payment, by (ii) the sum of all such principal or liquidation value payments; and

(kkkkk)
"Wholly-Owned" means, in respect of any Subsidiary, all of the Capital Stock (other than directors' qualifying shares or shares of Subsidiaries required to be owned by foreign nationals pursuant to applicable law and other than Exchangeable Shares) of which is owned, directly or indirectly, by Baytex.

1.2	Meaning of "Outstanding"

Every Debt Security issued, certified and delivered in accordance with this Indenture shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Indenture Trustee for cancellation or redemption for monies or a new Debt Security is issued in substitution for it pursuant to Section 2.10 or the payment thereof shall have been set aside under Section 4.7, provided that:

(a)
when a new Debt Security has been issued in substitution for a Debt Security which has been lost, stolen or destroyed, only one of such Debt Securities shall be counted for the purpose of determining the aggregate principal amount of Debt Securities outstanding;

(b)	Debt Securities which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent that of the unredeemed or unpurchased part of the principal amount thereof; and

(c)
for the purposes of any provision of this Indenture entitling holders of outstanding Debt Securities to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debtholders, Debt Securities owned directly or indirectly, legally or equitably, by Baytex or any of its Subsidiaries shall be disregarded except that:

(i)
for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debt Securities present or represented at any meeting of Debtholders, only the Debt Securities which the Indenture Trustee has received a Certificate of Baytex shall be so disregarded; and

(ii)
Debt Securities so owned which have been pledged in good faith other than to Baytex or any of its Subsidiaries shall not be so disregarded if the pledgee shall establish, by providing the relevant documentation and/or evidence to the Indenture Trustee, the pledgee's right to vote such Debt Securities, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of Baytex or any of its Subsidiaries. The Indenture Trustee shall rely on the advice of Counsel or an Officers' Certificate and shall have no liability for actions taken in reliance thereon.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections, paragraphs or clauses of this Indenture;

(d)
words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them; and

(e)
"this Indenture", "this Trust Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Indenture and not to any particular Article, Section, subsection,  paragraph, clause, subdivision or other portion hereof and include any and every Supplemental Indenture;

1.4	Headings, Etc.

The division of this Indenture into Articles, Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5	Statute Reference

Any reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.6	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7	Applicable Law

This Indenture and the Debt Securities shall be governed by and construed in accordance with the law of the State of New York.  To the extent applicable, this Indenture is subject to the provisions of the Trust Indenture Legislation that are required to be part of this Indenture and shall be governed by such provisions.

1.8	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States unless otherwise expressed.

1.9	Invalidity, Etc.

Each provision in this Indenture or in a Debt Security is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.10	Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture be drawn up in the English language only.

1.11	Successors and Assigns

All covenants and agreements in this Indenture by Baytex shall bind its successors and assigns, whether expressed or not.

1.12	Benefits of Indenture

Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debt Securities, the Indenture Trustee and any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13	Accounting Terms; Changes in Generally Accepted Accounting Principles

Each accounting term used in this Indenture, unless otherwise defined herein, has the meaning assigned to it under GAAP applied consistently throughout the relevant period and relevant prior periods.

If there occurs a material change in generally accepted accounting principles, including as a result of a conversion to International Financial Reporting Standards, and such change would require disclosure under GAAP in the financial statements of Baytex and would cause an amount required to be determined for the purposes of any of the financial calculations under Article 5 (each a "Financial Covenant") to be materially different than the amount that would be determined without giving effect to such change, Baytex shall notify the Indenture Trustee of such change (an "Accounting Change"). Such notice (an "Accounting Change Notice") shall describe the nature of the Accounting Change, its effect on Baytex's current and immediately prior year's financial statements in accordance with GAAP and state whether Baytex desires to revise the method of calculating the applicable Financial Covenant (including the revision of any of the defined terms used in the determination of such Financial Covenant) in order that amounts determined after giving effect to such Accounting Change and the revised method of calculating such Financial Covenant will approximate the amount that would be determined without giving effect to such Accounting Change and without giving effect to the revised method of calculating such Financial Covenant. The Accounting Change Notice shall be delivered to the Indenture Trustee within 60 days of the end of the fiscal quarter in which the Accounting Change is implemented or, if such Accounting Change is implemented in the fourth fiscal quarter or in respect of an entire fiscal year, within 120 days of the end of such period. Promptly after receipt from Baytex of an Accounting Change Notice, the Indenture Trustee shall deliver to each Debtholder a copy of such notice.

If Baytex so indicates that it wishes to revise the method of calculating the Financial Covenant, Baytex shall in good faith provide in writing to the Indenture Trustee the revised method of calculating the Financial Covenant within 60 days of the Accounting Change Notice and such revised method shall take effect from the date of the Accounting Change Notice.  For certainty, if no notice of a desire to revise the method of calculating the Financial Covenant in respect of an Accounting Change is given by Baytex within the applicable time period described above, the method of calculating the Financial Covenant shall not be revised in response to such Accounting Change and all amounts to be determined pursuant to the Financial Covenant shall be determined after giving effect to such Accounting Change.

1.14	Trust Indenture Legislation Controls

Each of Baytex, any Guarantor and the Indenture Trustee agrees to comply with the provisions of the Trust Indenture Legislation, to the extent applicable, in connection with this Indenture and any action to be taken hereunder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Legislation, such mandatory requirement shall prevail.

1.15	Agent for Service; Submission to Jurisdiction; Waiver of Immunities

By the execution and delivery of this Indenture, each of Baytex and any non-U.S. Guarantor (i) irrevocably designates and appoints Baytex Energy USA Ltd., 600 17th Street, Suite 1600 S., Denver, CO 80202, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Debt Securities or this Indenture that may be instituted in any federal or state court in the Borough of Manhattan, in the City of New York or brought under federal or state securities laws or brought by the Indenture Trustee (whether in its individual capacity or in its capacity as Indenture Trustee hereunder), (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Baytex Energy USA Ltd. and written notice of said service to Baytex or any non-U.S. Guarantor, as applicable (mailed or delivered to its Vice President, General Counsel and Corporate Secretary at its principal office in Calgary, Alberta, Canada), shall be deemed in every respect effective service of process upon Baytex or any non-U.S. Guarantor, as applicable in any such suit or proceeding. Each of Baytex and any non-U.S. Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Baytex Energy USA Ltd. in full force and effect so long as any of the Debt Securities shall be outstanding.

          To the extent that Baytex or any non-U.S. Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Debt Securities, to the extent permitted by law.

ARTICLE 2
THE DEBT SECURITIES

2.1	Issue and Designation

The aggregate principal amount of Debt Securities authorized to be issued and certified under this Indenture is unlimited, provided however that the Debt Securities may be issued under this Indenture only upon and subject to the conditions and limitations in this Indenture.

2.2	Issuance in Series

Debt Securities may be issued in one or more series pursuant to this Indenture and Supplemental Indentures delivered in accordance with the terms of this Indenture. The Debt Securities of each series (a) will have such designation, (b) may be subject to a limitation of the maximum principal amount authorized for issuance, (c) will be issued in such denominations, (d) may be purchased and payable as to principal, Premium (if any) and interest at such place or places and in such currency or currencies, (e) will bear such date or dates and mature on such date or dates, (f) will indicate the portion (if less than all of the principal amount) of such Debt Securities to be payable on declaration of acceleration of Maturity, (g) will bear interest at such rate or rates (which may be fixed or variable) payable on such date or dates, (h) may contain mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed or purchased at the option of Baytex or otherwise, (i) may contain conversion or exchange terms, (j) will indicate the percentage of the principal amount (including any Premium) at which Debt Securities may be issued or redeemed, (k) will set out each office or agency at which the principal of, Premium (if any) and interest on the Debt Securities will be payable, and the addresses of each office or agency at which the Debt Securities may be presented for registration of transfer or exchange, (l) may contain covenants and events of default in addition to the covenants contained herein and the Events of Default, and (m) may contain such other provisions, not inconsistent with the provisions of this Indenture, as may be set forth in a Board Resolution passed at or before the time of the issue of the Debt Securities of such series and such other provisions (to the extent as the Board of Directors may deem appropriate) as are contained in the Debt Securities of such series. The execution by Baytex of the Debt Securities of such series and the delivery thereof to the Indenture Trustee for certification will be conclusive evidence of the inclusion of the provisions authorized by this subsection.

All Debt Securities of any one series will be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Supplemental Indenture. Not all Debt Securities of any one series need to be issued at the same time, and, unless otherwise provided, additional Debt Securities of a series may be issued from time to time, at the option of Baytex without the consent of any Debtholder.

Before the creation of any series of Debt Securities, Baytex will execute and deliver to the Indenture Trustee a Supplemental Indenture for the purpose of establishing the terms of such series of Debt Securities and the forms and denominations in which they may be issued, together with a Board Resolution authorizing the issuance of any such Debt Securities. The Indenture Trustee will execute and deliver such Supplemental Indenture pursuant to Article 11.

Whenever any series of Debt Securities has been authorized, Debt Securities in such series may from time to time be executed by Baytex and delivered to the Indenture Trustee and, subject to Section 2.4, will be certified and delivered by the Indenture Trustee to or to the order of Baytex upon receipt by the Indenture Trustee of:

(a)	a Board Resolution authorizing the issuance of a specified principal amount of Debt Securities of such series;

(b)
a Certificate to the effect that there is no existing Event of Default or event which with the giving of notice or passage of time or both would constitute an Event of Default and Baytex has complied with all other conditions of this Indenture in connection with the issue of such series;

(c)	a Written Order for the certification and delivery of such series of Debt Securities specifying the principal amount of the Debt Securities to be certified and delivered; and

(d)
an Opinion of Counsel addressed to the Indenture Trustee to the effect that all legal requirements imposed by this Indenture, any applicable Supplemental Indenture or by law governing the Debt Securities in connection with the issuance, certification and delivery of such series of Debt Securities have been complied with subject to the delivery of certain documents or instruments specified in such opinion.

2.3	Forms of Debt Securities

(a)
The Debt Securities of any series may be different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Debt Securities of different denominations or forms and in the provisions for the registration or transfer of Debt Securities and, subject to the provisions of any series of Debt Securities, may consist of Debt Securities having different dates of issue, different dates of Maturity, different Interest Payment Dates, different financial covenants, including, without limitation, restrictions on indebtedness and equity maintenance and interest coverage requirements, different rates of interest and/or different redemption terms (if any), than are the case for any other series of Debt Securities.

(b)
Subject to subsection 2.3(a) and to any limitation as to the maximum principal amount of Debt Securities of any particular series, any Debt Securities may be issued as part of any series of Debt Securities previously issued, in which case they will bear the same designation and designating letters as those applied to such similar previous issue and will be numbered consecutively upwards in respect of such denominations of Debt Securities in like manner and following the numbers of the Debt Securities of such previous issue.

(c)
All series of Debt Securities which may at any time be issued under this Indenture and the certificate of the Indenture Trustee endorsed on such Debt Securities may be in English or any other language or languages or any combination thereof, and may be in the form or forms provided in any Supplemental Indenture or in such other language or languages and in such form or forms as Board of Directors determine at the time of first issue of any series or part of a series of such Debt Securities, as approved by the Indenture Trustee, the approval of which will be conclusively evidenced by its certification of the Debt Securities.

(d)
If any provision of the Debt Securities in a language other than English is susceptible of an interpretation different from the equivalent provision of the English language, the interpretation of such provision in the English Language will be determinative.

(e)
The Debt Securities may be typed, engraved, printed, lithographed or reproduced in a different form, or partly in one form and partly in another, as Baytex may determine. The execution of any such Debt Securities by Baytex and the certification by the Indenture Trustee of any such Debt Securities will be conclusive evidence that such Debt Securities are Debt Securities authorized by this Indenture.

(f)
Unless otherwise specified in the Supplement Indenture authorizing a series of Debt Securities, every Global Debt Securities of such series authenticated and delivered by the Indenture Trustee shall bear a legend in substantially the following form:

THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBT SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL DEBT SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), BAYTEX ENERGY CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF DTC, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO DTC OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, DTC, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.  THIS CERTIFICATE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND DTC, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

2.4	Certification and Delivery of Debt Securities

(a)
Subject to the terms and conditions in this Indenture, the Indenture Trustee, from time to time upon receipt by the Indenture Trustee of a Written Order directing the Indenture Trustee to certify the Debt Securities and certifying that all conditions precedent to the issuance of the Debt Securities herein have been complied with and receipt of an Opinion of Counsel, will certify and make available Debt Securities in the manner specified in the Written Order, without the Indenture Trustee receiving any consideration thereof.

(b)
No Debt Securities will be entitled to any right or benefit under this Indenture or be valid or obligatory for any purpose unless it has been certified by or on behalf of the Indenture Trustee substantially in the form provided for herein or in the relevant Supplemental Indenture. Such certification upon any Debt Securities will be conclusive evidence, and the only evidence, that such Debt Securities has been duly certified, issued and delivered.

(c)
The certificate by or on behalf of the Indenture Trustee will not be construed as a representation or warranty of the Indenture Trustee as to the validity of this Indenture or of any Debt Securities or its issuance (except the due certification thereof by the Indenture Trustee) or as to the performance by Baytex of its obligations under this Indenture or the Debt Securities and the Indenture Trustee will be in no respect liable or answerable for the use made of the proceeds of such Debt Securities. The certificate by or on behalf of the Indenture Trustee on Debt Securities issued under this Indenture will constitute a representation and warranty by the Indenture Trustee that such Debt Securities have been duly certified by and on behalf of the Indenture Trustee pursuant to the provisions of this Indenture.

2.5	Book-Entry Only Debt Securities

Except as otherwise provided in a Supplemental Indenture applicable to a series of Debt Securities, each series of Debt Securities shall be issued as a Book-Entry Only Debt Securities represented by a Global Debt Security. Each Global Debt Security certified in accordance with any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Debt Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Debt Security shall constitute a single Debt Security for all purposes of this Indenture and all Supplemental Indentures. Beneficial interests in the Global Debt Security will not be shown on the register or the records maintained by the Depository but will be represented through book-entry accounts of Participants on behalf of the beneficial owners of the Global Debt Securities in accordance with the rules and procedures of the Depository. None of Baytex or the Indenture Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interest in any Global Debt Securities or for maintaining, reviewing or supervising any records relating to such beneficial interests. Except as otherwise provided with respect to a particular series of Debt Securities, owners of beneficial interests in any Global Debt Securities shall not be entitled to have Debt Securities registered in their names, shall not receive or be entitled to receive definitive certificates for their Debt Securities and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Nothing herein or in a Supplemental Indenture shall prevent the beneficial owners in Global Debt Securities from voting such Debt Securities using duly executed proxies.

Every Debt Security authenticated and delivered upon registration of transfer of a Global Debt Security, or in exchange for or in lieu of a Global Debt Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Debt Security, unless such Debt Security is registered in the name of a Person other than the Depository for such Global Debt Securities or a nominee thereof.

2.6	Global Debt Securities

Debt Securities issued to a Depository in the form of Global Debt Securities shall be subject to the following:

(a)	the Indenture Trustee may deal with such Depository as the authorized representative of the beneficial owners of such Debt Securities;

(b)
the rights of the beneficial owners of such Debt Securities shall be exercised only through such Depository and the rights of beneficial owners shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and beneficial owners, and must be exercised through a Participant in accordance with the rules and procedures of the Depository;

(c)
such Depository will make book-entry transfers among the direct Participants of such Depository and will receive and transmit distributions of principal, Premium and interest on the Debt Securities to such direct Participants; and

(d)
the direct Participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Debt Securities held on their behalf by such Depository, and such Depository may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of the Debt Securities represented by such Global Debt Securities for all purposes whatsoever.

2.7	Execution of Debt Securities

All Debt Securities shall be signed (either manually or by facsimile signature) by any two authorized directors or officers of Baytex, holding office at the time of signing. A facsimile signature upon a Debt Security shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile, appears on a Debt Security as a director or officer may no longer hold such office at the date of the Debt Security or at the date of the certification and delivery thereof, such Debt Security shall be valid and binding upon Baytex and entitled to the benefits of this Indenture.

2.8	Certification

No Debt Security shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Indenture Trustee substantially in the form set out in this Indenture or in the Supplemental Indenture. Such certification on any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security is duly issued, is a valid obligation of Baytex and the holder is entitled to the benefits hereof.

The certificate of the Indenture Trustee signed on the Debt Securities or interim Debt Securities hereinafter mentioned, shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture or of the Debt Securities or interim Debt Securities or as to the issuance of the Debt Securities or interim Debt Securities (except the due certification thereof by the Indenture Trustee) and the Indenture Trustee shall in no respect be liable or answerable for the use made of the Debt Securities or interim Debt Securities or any of them or the proceeds thereof. The certificate of the Indenture Trustee on the Debt Securities or interim Debt Securities shall, however, be a representation and warranty by the Indenture Trustee that the Debt Securities or interim Debt Securities have been duly certified by or on behalf of the Indenture Trustee pursuant to the provisions of this Indenture.

2.9	Interim Debt Securities

Pending the delivery of definitive Debt Securities of any series to the Indenture Trustee, Baytex may issue and the Indenture Trustee certify in lieu thereof (but subject to the same provisions, conditions and limitations as set forth in this Indenture) interim printed, mimeographed or typewriter Debt Securities in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debt Securities of the series when the same are ready for delivery; or Baytex may execute and the Indenture Trustee certify a temporary Debt Security for the whole principal amount of Debt Securities of the series then authorized to be issued hereunder and deliver the same to the Indenture Trustee and thereupon the Indenture Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debt Security so delivered to it, as Baytex, and the Indenture Trustee may approve entitling the holders thereof to definitive Debt Securities of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debt Securities or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debt Securities duly issued hereunder and, pending the exchange thereof for definitive Debt Securities, the holders of the interim or temporary Debt Securities or interim certificates shall be deemed without duplication to be Debtholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after Baytex shall have delivered the definitive Debt Securities to the Indenture Trustee, the Indenture Trustee shall cancel such temporary Debt Securities, if any, and shall call in for exchange all interim Debt Securities or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by Baytex or the Indenture Trustee to the holders of such interim or temporary Debt Securities or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debt Securities or interim certificates shall be noted thereon as a condition precedent to such payment unless paid to the registered holders thereof.

2.10	Mutilation, Loss, Theft or Destruction

In case any of the Debt Securities issued hereunder shall become mutilated or be lost, stolen or destroyed, Baytex, in its discretion, may issue, and thereupon the Indenture Trustee shall certify and deliver, a new Debt Security upon surrender and cancellation of the mutilated Debt Security, or in the case of a lost, stolen or destroyed Debt Security, in lieu of and in substitution for the same, and the substituted Debt Security shall be in the same form as the mutilated, lost, stolen or destroyed Debt Security and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debt Securities issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debt Security shall furnish to Baytex and to the Indenture Trustee such evidence of the loss, theft or destruction of the Debt Security as shall be satisfactory to them in their discretion and shall also furnish an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debt Security.

2.11	Concerning Interest

(a)
All Debt Securities issued hereunder, whether originally or upon exchange or in substitution for previously issued Debt Securities which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debt Securities of that series, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date.

(b)
Subject to accrual of any interest on unpaid interest from time to time, interest on such Debt Security will cease to accrue from the earlier of (i) the Maturity of such Debt Security and (ii) if such Debt Security is called for redemption, the date fixed for redemption; unless, in each case, upon due presentation and surrender of such Debt Security for payment on or after the Maturity or the date fixed for redemption, as the case may be, such payment is improperly withheld or refused.

(c)
If the date for payment of any amount of principal or interest is not a Business Day at the place of payment, then payment will be made on the next Business Day and Debtholders will not be entitled to any further interest on such principal, or to any interest on such interest or other amount so payable, in respect of the period from the date for payment to such next Business Day.

(d)
Wherever in this Indenture or the Debt Securities there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or the Debt Securities, and express mention of interest on amounts in default in any of the provisions of this Indenture will not be construed as excluding such interest in those provisions of this Indenture where such express mention is not made.

(e)
Unless otherwise specifically provided in the terms of the Debt Securities of any series, interest shall be computed on a 360 day basis based on twelve 30 day months. With respect to any series of Debt Securities, whenever interest is computed on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12	Debt Securities to Rank Pari Passu

The Debt Securities will be direct unsecured obligations of Baytex. Each Debt Security of the same series of Debt Securities will rank at least pari passu with each other Debt Security of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsubordinated and unsecured indebtedness of Baytex except for sinking fund provisions (if any) applicable to different series of Debt Securities or other similar types of obligations of Baytex.

2.13	Payments of Amounts Due on Maturity

The following provisions shall apply to Debt Securities, except as otherwise specified in a Board Resolution, an Officers' Certificate or a Supplemental Indenture relating to a particular series of Debt Securities:

(i)
in the case of fully registered Debt Securities, Baytex will establish and maintain with the Indenture Trustee a Maturity Account for each series of Debt Securities. On or before 1:00 p.m. (New York City time) on the Business Day before each Maturity date for Debt Securities outstanding from time to time under this Indenture, Baytex will deposit in the applicable Maturity Account an amount sufficient to pay the amount payable in respect of such Debt Securities (less any tax required by law to be deducted). Baytex (either directly or through the Indenture Trustee or any agent of the Indenture Trustee) will pay to each holder entitled to receive payment, the principal amount of, and Premium (if any) on, the Debt Securities, upon surrender of the Debt Securities at any branch of the Indenture Trustee designated for such purpose from time to time by Baytex and the Indenture Trustee. The deposit or making available of such amounts to the applicable Maturity Account will satisfy and discharge the liability of Baytex for the Debt Securities to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any tax deducted as aforesaid) and such Debt Securities will thereafter not be considered as outstanding under this Indenture and such holder will have no other right than to receive out of the money so deposited or made available the amount to which it is entitled. Failure to make a deposit or make funds available as required to be made pursuant to this Section 2.13 (a) will constitute default in payment on the Debt Securities in respect of which the deposit or making available of funds was required to have been made;

(ii)
in the case of Global Debt Securities, on or before 11:00 a.m. (New York City time) on the Business Day before each Maturity date for Debt Securities outstanding from time to time under this Indenture, Baytex will deliver to the Depository an electronic funds transfer against receipt of the Global Debt Security. The delivery of such electronic funds to the Depository will satisfy and discharge the liability of Baytex for the Debt Securities to which the electronic funds relates to the extent of the amount deposited or made available (plus the amount of any tax deducted as aforesaid) and such Debt Securities will thereafter not be considered as outstanding under this Indenture. Failure to make funds available as required pursuant to this Section 2.13 (b) will constitute default in payment on the Debt Securities in respect of which the delivery or making available of funds was required to have been made.

2.14	Payment of Interest

The following provisions shall apply to Debt Securities, except as otherwise specified in a Board Resolution, an Officers' Certificate or a Supplemental Indenture relating to a particular series of Debt Securities:

(a)
As interest becomes due on each fully registered Debt Security (except on conversion or on redemption, when interest may at the option of Baytex be paid upon surrender of such Debt Security), Baytex, either directly or through the Indenture Trustee or any agent of the Indenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Indenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debt Security appearing on the registers maintained by the Indenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder's last address appearing on the register (or in the case of joint holders, to such address of one of the joint holders), unless such holder otherwise directs. If payment is made by electronic transfer of funds (provided the Indenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders) or other means, such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debt Security becomes due. The making of such payment shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debt Security. Notwithstanding the foregoing, if Baytex is prevented by circumstances beyond its control from making payment of any interest due on each Debt Security in the manner provided above, Baytex may make payment of such interest or make such interest available for payment in any other manner acceptable to the Indenture Trustee with the same effect as though payment had been made in the manner provided above. If payment is made through the Indenture Trustee, at least one Business Day prior to each Interest Payment Date, Baytex shall deliver sufficient funds to the Indenture Trustee by electronic transfer or make such other arrangements for the provision of funds as may be agreeable between the Indenture Trustee and Baytex in order to effect such interest payment hereunder.

(b)
If a series of Debt Securities or any portion thereof is represented by a Global Debt Security, then all payments of interest on the Global Debt Security shall be made by electronic funds transfer to the Depository or its nominee for subsequent payment to Beneficial Debtholders of the applicable interests in that Global Debt Security, unless Baytex and the Depository otherwise agree. None of Baytex, the Indenture Trustee or any paying agent for any Debt Security issued as a Global Debt Security will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debt Security or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

(c)
The Indenture Trustee shall have no obligation to disburse funds pursuant to Section 2.14 (a) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date.

2.15	Record of Payment

The Indenture Trustee will maintain accounts and records evidencing any payment, by it on behalf of Baytex, of principal, Premium (if any) and interest in respect of Debt Securities, which accounts and records will constitute, in the absence of manifest error, prima facie evidence of such payment.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Register of Certificated Debt Securities

(a)
Subject to the terms of any Supplemental Indenture, with respect to each series of Debt Securities issuable as registered Debt Securities, Baytex shall cause to be kept by and at the principal office of the Indenture Trustee in New York, New York and by the Indenture Trustee or such other registrar as Baytex, with the approval of the Indenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debt Securities of such series or as Baytex may designate with the approval of the Indenture Trustee, a register in which shall be entered the names and addresses of the holders of registered Debt Securities and particulars of the Debt Securities held by them respectively and of all transfers of registered Debt Securities. Such registration shall be noted on the Debt Securities by the Indenture Trustee or other registrar unless a new Debt Security shall be issued upon such transfer.

(b)
No transfer of a registered Debt Security shall be valid unless made on such register referred to in subsection 3.1(a) by the registered holder or such holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to Baytex and the Indenture Trustee or other registrar upon surrender of the Debt Securities together with a duly executed form of transfer acceptable to Baytex and the Indenture Trustee and upon compliance with such other reasonable requirements as Baytex and the Indenture Trustee or other registrar may prescribe, and unless the name of the transferee shall have been noted on the Debt Security by the Indenture Trustee or other registrar.

3.2	Register of Global Debt Securities

(a)
With respect to each series of Debt Securities issuable in whole or in part as one or more Global Debt Securities, Baytex shall cause to be kept by and at the principal office of the Indenture Trustee in New York, New York and by the Indenture Trustee or such other registrar as Baytex, with the approval of the Indenture Trustee, may appoint at such other place or places, if any, as Baytex may designate with the approval of the Indenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debt Security (being the Depository, or its nominee, for such Global Debt Security ) as holder thereof and particulars of the Global Debt Security held by it, and of all transfers thereof. If any Debt Securities of such series are at any time not Global Debt Securities, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debt Securities.

(b)
Notwithstanding any other provision of this Indenture, a Global Debt Security may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Debtholders except in the following circumstances or as otherwise specified in a resolution of the Indenture Trustee, a Board Resolution, an Officers' Certificate or Supplemental Indenture relating to a particular series of Debt Securities:

(i)	if DTC ceases to be a clearing agent or otherwise ceases to be eligible to be a depository and Baytex is unable to locate a qualified successor;

(ii)
Global Debt Securities may be transferred by a Depository to a Nominee of such Depository or by a Nominee of a Depository to such Depository or to another Nominee of such Depository or by a Depository or its Nominee to a successor Depository or its Nominee;

(iii)
Global Debt Securities may be transferred at any time after the Depository for such Global Debt Securities (i) has notified the Indenture Trustee, or Baytex has notified the Indenture Trustee, that it is unwilling or unable to continue as Depository for such Global Debt Securities, or (ii) ceases to be eligible to be a Depository, provided that at the time of such transfer Baytex has not appointed a successor Depository for such Global Debt Securities;

(iv)
Global Debt Securities may be transferred at any time after Baytex has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debt Securities and has communicated such determination to the Indenture Trustee in writing;

(v)
Global Debt Securities may be transferred at any time after the Indenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debt Securities of the series issued as a Global Debt Security, provided that Beneficial Debtholders representing, in the aggregate, not less than 50% of the aggregate outstanding principal amount of the Debt Securities of such series advise the Depository in writing, through the Participants, that the continuation of the book-entry only registration system for such series of Debt Securities is no longer in their best interests;

(vi)	Global Debt Securities may be transferred if required by applicable law;

(vii)	Global Debt Securities may be transferred if the book-entry only registration system ceases to exist; or

(viii)	such transfer is required by applicable law, as determined by Baytex and Counsel.

(c)	With respect to the Global Debt Securities, unless and until definitive certificates have been issued to Beneficial Debtholders pursuant to subsection 3.2(b):

(i)
Baytex and the Indenture Trustee may deal with the Depository for all purposes (including paying interest on the Debt Securities) as the sole holder of such series of Debt Securities and the authorized representative of the Beneficial Debtholders;

(ii)
the rights of the Beneficial Debtholders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Debtholders and the Depository or the Participants;

(iii)	the Depository will make book-entry transfers among the Participants; and

(iv)
whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Debtholders evidencing a specified percentage of the outstanding Debt Securities, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Debtholders or the Participant, and has delivered such instructions to the Indenture Trustee.

(d)
Whenever a notice or other communication is required to be provided to Debtholders, unless and until definitive certificate(s) have been issued to Beneficial Debtholders pursuant to this Section 3.2, the Indenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Debtholders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in subsection 3.2(b)) with respect to a series of Debt Securities issued hereunder, the Indenture Trustee shall notify all applicable Beneficial Debtholders, through the Depository, of the availability of definitive Debt Security certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debt Securities and receipt of new registration instructions from the Depository, the Indenture Trustee shall deliver the definitive Debt Security certificates for such Debt Securities to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debt Securities will be governed by Section 3.1 and the remaining Sections of this Article 3.

(e)
It is expressly acknowledged that transfer of beneficial ownership in any Book Entry Only Debt Securities represented by a Global Debt Security certificate will be affected only (a) with respect to the interests of participants ("Participants"), through records maintained by the Depository or its Nominee for the Global Debt Security certificate, and (b) with respect to interests of Persons other than Participants, through records maintained by Participants. Beneficial owners of Book Entry Only Debt Securities who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in Book Entry Only Debt Securities represented by a Global Debt Security certificate may do so only through a Participant.

3.3	Transferee Entitled to Registration

The transferee of a Debt Security shall be entitled, after the appropriate form of transfer is deposited with the Indenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debt Security free from all equities or rights of set-off or counterclaim between Baytex and the transferor or any previous holder of such Debt Security, save in respect of equities of which Baytex is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither Baytex nor the Indenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debt Security, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as Indenture Trustee or otherwise, as though that Person were the beneficial owner thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall, subject to applicable law, at all reasonable times be open for inspection by Baytex, the Indenture Trustee or any Debtholder. Every registrar, including the Indenture Trustee, shall from time to time when requested so to do by Baytex or by the Indenture Trustee, in writing, furnish Baytex or the Indenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debt Securities entered on the register kept by them and showing the principal amount and serial numbers of the Debt Securities held by each such holder, provided the Indenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6	Communication Between Debtholders

The rights of Debtholders to communicate with other Debtholders with respect to their rights under this Indenture or under the Debt Securities, and the corresponding rights and privileges of the Indenture Trustee, shall be as provided by the Trust Indenture Legislation.

Every Debtholder, by receiving and holding the same, agrees with Baytex and the Indenture Trustee that neither Baytex or the Indenture Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Debtholders made pursuant to the Trust Indenture Legislation.

3.7	Exchanges of Debt Securities

(a)
Subject to Section 3.8, Debt Securities in any authorized form or denomination, other than Global Debt Securities, may be exchanged, upon reasonable written notice, for Debt Securities in any other authorized form or denomination, of the same series and date of Maturity, bearing the same interest rate and of the same aggregate principal amount as the Debt Securities so exchanged.

(b)
In respect of exchanges of Debt Securities permitted by subsection 3.7(a), Debt Securities of any series may be exchanged only at the principal offices of the Indenture Trustee in the City of New York, New York or at such other place or places, if any, as may be specified in the Debt Securities of such series and at such other place or places as may from time to time be designated by Baytex with the approval of the Indenture Trustee. Any Debt Securities tendered for exchange shall be surrendered to the Indenture Trustee. Baytex shall execute and the Indenture Trustee shall certify all Debt Securities necessary to carry out exchanges as aforesaid. All Debt Securities surrendered for exchange shall be cancelled.

(c)
Debt Securities issued in exchange for Debt Securities which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect, provided that:

(i)	Debt Securities which have been selected or called for redemption may not be exchanged for Debt Securities of larger denominations; and

(ii)
if a Debt Security that has been selected or called for redemption in part is presented for exchange for Debt Securities of smaller denominations, the Indenture Trustee will designate on a pro rata basis, particular Debt Securities of those issued in exchange, which will be deemed to have been selected or called for redemption, in part, and the Indenture Trustee will note on such Debt Securities a statement to that effect.

3.8	Closing of Registers

(a)	Neither Baytex nor the Indenture Trustee nor any registrar shall be required to:

(i)	make transfers or exchanges any Fully Registered Debt Securities on any Interest Payment Date for such Debt Securities or during the 10 preceding Business Days;

(ii)	make transfers or exchanges of, any Debt Securities on the day of any selection by the Indenture Trustee of Debt Securities to be redeemed or during the 10 preceding Business Days; or

(iii)	make exchanges of any Debt Securities which have been selected or called for redemption unless upon due presentation thereof for redemption such Debt Securities are not redeemed.

(b)
Subject to any restriction provided in this Indenture, Baytex with the approval of the Indenture Trustee, may at any time close any register for any series of Debt Securities, other than those kept at the principal office of the Indenture Trustee in the City of New York, New York, and transfer the registration of any Debt Securities registered thereon to another register (which may be an existing register) and thereafter such Debt Securities shall be deemed to be registered on such other register. Written notice of such transfer shall be given to the holders of such Debt Securities.

3.9	Charges for Registration, Transfer and Exchange

For each Debt Security exchanged, registered, transferred or discharged from registration, the Indenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debt Security issued (such amounts to be agreed upon from time to time by the Indenture Trustee and Baytex), and payment of such charges and reimbursement of the Indenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debtholder hereunder:

(a)
for any exchange, registration, transfer or discharge from registration of any Debt Security applied for within a period of two months from the date of the first delivery of Debt Securities of that series or, with respect to Debt Securities subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debt Security;

(b)	for any exchange of any interim or temporary Debt Security or interim certificate that has been issued under Section 2.9 for a definitive Debt Security;

(c)	for any exchange of a Global Debt Security as contemplated in Section 3.2; or

(d)	for any exchange of any Debt Security resulting from a partial redemption under Section 4.3.

3.10	Ownership of Debt Securities

(a)
The registered holder for the time being of any registered Debt Security shall be entitled to the principal, Premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between Baytex and the original or any intermediate holder thereof (except in respect of equities of which Baytex is required to take notice by law) and all Persons may act accordingly and the receipt of any such registered holder for any such principal, Premium or interest shall be a good discharge to the Indenture Trustee, any registrar and to Baytex for the same and none shall be bound to inquire into the title of any such registered holder.

(b)
Where Debt Securities are registered in more than one name, the principal, Premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all or any of such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Indenture Trustee, any registrar and to Baytex.

(c)
In the case of the death of one or more joint holders of any Debt Security the principal, Premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Indenture Trustee and any registrar and to Baytex.

(d)
Unless otherwise required by law, the Person in whose name any registered Debt Security is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and Premium, if any, on such Debt Security and interest thereon shall be made only to or upon the order in writing of such registered holder.

(e)
Notwithstanding any other provision of this Indenture, all payments in respect of Debt Securities represented by a Global Debt Security shall be made to the Depository or its Nominee for subsequent payment by the Depository or its Nominee to holders of beneficial interest in such Global Debt Securities.

(f)
None of Baytex, the Indenture Trustee and any registrar or paying agent will be bound to take notice of or see to the performance or observance of any duty owed to a third Person, whether under a trust, express, implied, resulting or constructive, in respect of any Debt Security by the registered holder or any Person whom Baytex or the Indenture Trustee treats, as permitted or required by law, as the owner or the registered holder of such Debt Security, and may transfer the same on the direction of the Person so treated or registered as the holder of the Debt Security, whether named as Indenture Trustee or otherwise, as though that Person were the beneficial owner of the Debt Security.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBT SECURITIES

4.1	Redemption of Debt Securities

Subject to the provisions of the Supplemental Indenture relating to the issue of a particular series of Debt Securities, Debt Securities of any series may be redeemable before the applicable Maturity date thereof, in whole at any time or in part from time to time, at the option of Baytex and in accordance with and subject to the provisions set out in this Indenture and the applicable Supplemental Indenture, including those relating to the payment of any required redemption price ("Redemption Price").

4.2	Places of Payment

The Redemption Price will be payable upon presentation and surrender of Debt Securities called for redemption at any of the places where the principal of such Debt Securities is expressed to be payable and at any other places specified in the notice of redemption.

4.3	Partial Redemption

If less than all the Debt Securities of any series for the time being outstanding are at any time to be redeemed, the Debt Securities to be so redeemed shall be selected by the Indenture Trustee pro rata, or by lot or by a method that complies with the applicable legal and securities exchange requirements, if any, and that the Indenture Trustee in its sole discretion considers fair and appropriate.  The Indenture Trustee shall make the selection from outstanding Debt Securities not previously called for redemption.  Unless otherwise specifically provided in the terms of any series of Debt Securities, no Debt Security shall be redeemed in part unless the principal amount redeemed is $1,000 (or such amount as required by the applicable clearing house) or a whole multiple of $1,000 in excess thereof. For this purpose, the Indenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debt Securities may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debt Securities notwithstanding that as a result thereof one or more of such Debt Securities may become subject to redemption in part only or for cash only. In the event that one or more of such Debt Securities becomes subject to redemption in part only, upon surrender of any such Debt Securities for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, Baytex shall execute and the Indenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder's order one or more new Debt Securities for the unredeemed part of the principal amount of the Debt Security or Debt Securities so surrendered or, with respect to a Global Debt Security, the Depository shall make notations on the Global Debt Security of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms "Debt Security " or "Debt Securities" as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debt Security which in accordance with the foregoing provisions has become subject to redemption.  Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.  The Indenture Trustee shall notify Baytex, the registrar and the paying agent promptly of the Debt Securities or portions of Debt Securities to be redeemed.

4.4	Notice to Trustee

If Baytex elects to redeem Debt Securities pursuant to Article 4 of this Indenture, it shall notify the Indenture Trustee in writing of the redemption date, the principal amount of Debt Securities to be redeemed and the paragraph of this Indenture pursuant to which the redemption shall occur.

4.5	Notice of Redemption

Unless otherwise provided in a Supplemental Indenture, notice of redemption (the "Redemption Notice") of any series of Debt Securities shall be given by Baytex to the holders of the Debt Securities with a copy to the Indenture Trustee so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the "Redemption Date") in the manner provided in Section 12.2. Every such notice shall specify the aggregate principal amount of Debt Securities called for redemption, the redemption date, the Redemption Price, the name and address of the paying agent, that the Debt Securities called for redemption must be surrendered to the paying agent to collect the redemption price and shall state that, unless Baytex defaults in making such redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of this Indenture, interest upon the principal amount of Debt Securities called for redemption shall cease to be payable from and after the redemption date and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debt Securities.  In addition, unless all the outstanding Debt Securities are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Debt Securities which are to be redeemed (or of such thereof as are registered in the name of such Debtholder);

(b)
in the case of a published notice, the distinguishing letters and numbers of the Debt Securities which are to be redeemed or, if such Debt Securities are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debt Securities so selected;

(c)	in the case of Book-Entry Only Debt Securities, that the redemption will take place in such manner as may be agreed upon by the Depository, the Indenture Trustee and Baytex; and

(d)	in all cases, the principal amounts of such Debt Securities or, if any such Debt Security is to be redeemed in part only, the principal amount of such part.

In the event that all Debt Securities to be redeemed are registered Debt Securities, publication shall not be required.

At Baytex's request, the Indenture Trustee shall give the notice of redemption in Baytex's name and at Baytex's expense.  In such event, Baytex shall provide the Indenture Trustee with the information required by this Section 4.5.

Baytex shall give such notice to the Indenture Trustee provided for in this Section 4.5 at least 45 days before the redemption date unless the Indenture Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from Baytex to the effect that such redemption shall comply with the conditions herein.

4.6	Debt Securities Due on Redemption Dates

Upon notice having been given as provided in Section 4.5, all the Debt Securities so called for redemption or the principal amount to be redeemed of the Debt Securities called for redemption input, as the case may be, shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the redemption date, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of Maturity specified in such Debt Securities, anything therein or herein to the contrary notwithstanding. From and after such Redemption Date, if the monies necessary to redeem such Debt Securities shall have been deposited as provided in Section 4.7 and affidavits or other proof as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debt Securities shall cease.

4.7	Deposit of Redemption Monies or Common Shares

Except as may otherwise be provided in any Supplemental Indenture or in any series of Debt Securities, upon Debt Securities being called for redemption, Baytex will deposit with the Indenture Trustee or any paying agent to the order of the Indenture Trustee, on or before 11:00 a.m. (New York City time) on the Business Day immediately prior to the redemption date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debt Securities so called for redemption, plus accrued and unpaid interest thereon up to but excluding the redemption date, less any tax required by law to be deducted. Baytex shall also deposit with the Indenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Indenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Indenture Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debt Securities so called for redemption, upon surrender of such Debt Securities, the principal, Premium (if any) and interest (if any) to which they are respectively entitled on redemption.

Payment of funds to the Indenture Trustee upon redemption of the Debt Securities shall be made by electronic transfer or pursuant to such other arrangements for the provision of funds as may be agreeable between Baytex and the Indenture Trustee in order to effect such Maturity payment hereunder. The Indenture Trustee shall disburse such redemption payments only upon receiving, at least one Business Day prior to each Redemption Date, funds in an amount sufficient for the redemption payment. The Indenture Trustee shall have no obligation to disburse funds pursuant to this Section 4.7 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Redemption Date.

4.8	Failure to Surrender Debt Securities Called for Redemption

In case the holder of any Debt Security so called for redemption shall fail on or before the redemption date so to surrender such holder's Debt Security, or shall not within such time accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Indenture Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Indenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debtholder of the sum so set aside and, to that extent, the Debt Security shall thereafter not be considered as outstanding hereunder and the Debtholder shall have no other right except to receive payment out of the monies so paid and deposited, upon surrender and delivery up of such holder's Debt Security of the Redemption Price, as the case may be, of such Debt Security, plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money required to be deposited hereunder with the Indenture Trustee or any depository or paying agent on account of principal, Premium, if any, or interest, if any, on Debt Securities issued hereunder shall remain so deposited for a period of two years from the Redemption Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Indenture Trustee or such depository or paying agent to Baytex on its demand, and thereupon the Indenture Trustee shall not be responsible to Debtholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debt Security in respect of which such money was so repaid to Baytex shall have no rights in respect thereof except to obtain payment of the money due from Baytex, subject to any  applicable limitation period. Notwithstanding the foregoing, the Indenture Trustee will pay any remaining funds prior to the expiry of two years after the Redemption Date to Baytex upon receipt from Baytex, or one of its Subsidiaries, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to Baytex prior to the expiry of two years after the Redemption Date, and such funds or any portion thereof are claimed after the date of such payment of the remaining funds to Baytex but prior to two years after the redemption, then the Indenture Trustee shall immediately provide to Baytex written notice of such claim and Baytex shall promptly deposit with the Indenture Trustee funds in the amount necessary to satisfy such claim.

4.9	Cancellation of Debt Securities Redeemed

Subject to the provisions of Sections 4.2 and 4.10 as to Debt Securities redeemed or purchased in part, all Debt Securities redeemed and paid under this Article 4 shall forthwith be delivered to the Indenture Trustee and cancelled and no Debt Securities shall be issued in substitution for those redeemed.

4.10	Purchase of Debt Securities for Cancellation

Subject to the terms and conditions of any Supplemental Indenture relating to a particular series of Debt Securities and provided no Event of Default has occurred and is continuing, Baytex may, at any time and from time to time, purchase Debt Securities in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Debt Securities so purchased may, at the option of Baytex, be delivered to the Indenture Trustee and shall be cancelled and no Debt Securities shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debt Securities are tendered at the same lowest price that Baytex is prepared to accept, the Debt Securities to be purchased by Baytex shall be selected by the Indenture Trustee on a pro rata basis or in such other manner as Baytex directs in writing and as consented to by the Toronto Stock Exchange or such other exchange, if any, on which the Debt Securities are then listed, from the Debt Securities tendered by each tendering Debtholder who tendered at such lowest price. For this purpose the Indenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected, and regulations so made shall be valid and binding upon all Debtholders, notwithstanding the fact that as a result thereof one or more of such Debt Securities become subject to purchase in part only. The holder of a Debt Security of which a part only is purchased, upon surrender of such Debt Security for payment, shall be entitled to receive, without expense to such holder, one or more new Debt Securities for the unpurchased part so surrendered, and the Indenture Trustee shall certify and deliver such new Debt Security or Debt Securities upon receipt of the Debt Security so surrendered or, with respect to a Global Debt Security, the Depository shall make notations on the Global Debt Security of the principal amount thereof so purchased.

ARTICLE 5
COVENANTS OF BAYTEX

As long as any Debt Securities remain outstanding Baytex hereby covenants and agrees with the Indenture Trustee for the benefit of the Indenture Trustee and the Debtholders as follows:

5.1	Payment of Principal, Premium, If Any, and Interest

Baytex covenants and agrees for the benefit of the Debtholders that it will duly and punctually pay the principal of (Premium, if any) and interest on the Debt Securities in accordance with the terms of the Debt Securities and this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Indenture Trustee holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Indenture Trustee is not prohibited from paying such money to the Debtholders on that date pursuant to the terms of this Indenture.

Baytex shall pay interest on overdue principal at the rate specified therefore in the Debt Securities, and it shall pay interest on overdue instalments of interest at the same rate to the extent lawful.

5.2	Existence

Subject to Article 11, Baytex will do or cause to be done all things necessary to preserve and keep in full force and effect Baytex, corporate or partnership existence, as applicable, and trust, corporate or partnership power of Baytex and each Restricted Subsidiary; provided, however, that Baytex shall not be required to preserve any such trust, corporate or partnership existence and trust, corporate or partnership power if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Baytex and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Debtholders

5.3	Payment of Taxes and Other Claims

Baytex will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(a)	all taxes, assessments and governmental charges levied or imposed upon Baytex or any Restricted Subsidiary or upon the income, profits or property of Baytex or any Restricted Subsidiary; and

(b)	lawful claims for labour, materials and supplies, which if unpaid, might by law become a Lien upon the property of Baytex or any Restricted Subsidiary;

provided, however, that Baytex shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

5.4	Maintenance of Properties

Baytex will cause all properties owned by Baytex or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all in accordance with good oilfield practises and as in the judgment of Baytex may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.4 shall prevent Baytex from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Baytex, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Debtholders.

5.5	Insurance

Baytex will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by Baytex to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties and conducting the same business as Baytex.

5.6	Statement by Officers As to Default

(a)
Baytex will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by Baytex and the Restricted Subsidiaries with all conditions and covenants under this Indenture.  For purposes of this subsection 5.6(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)
When any Default has occurred and is continuing under this Indenture, or if the Indenture Trustee for or any Debtholder gives any notice or takes any other action with respect to a claimed Default, Baytex shall deliver to the Indenture Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate, specifying such event, notice or other action within ten Business Days of its occurrence.

5.7	Provision of Reports and Financial Statements

Baytex will provide the Indenture Trustee and the Debtholders, a copy of all financial statements, whether annual or interim, of Baytex and the report (if any) of Baytex's auditors thereon and the associated "Management's Discussion and Analysis of Financial Condition and Results of Operations" at the same time as they are required to be filed under Applicable Securities Legislation. Any such obligation to provide such financial statements and associated "Management's Discussion and Analysis of Financial Condition and Results of Operations" shall continue in the event that Baytex ceases to be a "reporting issuer" (or its equivalent) as if it had continued to be a "reporting issuer" (or its equivalent), provided that notwithstanding the foregoing, all financial statements and the report (if any) of Baytex's auditors therein and associated "Management's Discussion and Analysis of Financial Condition and Results of Operations" will be deemed to have been provided to the Indenture Trustee and the Debtholders once filed with the United States Securities and Exchange Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").  Delivery of the above financial statements and/or reports to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such financial statements and/or reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Baytex's compliance with any of its covenants in this Indenture or any Supplemental Indenture (as to which the Indenture Trustee is entitled to rely exclusively on an Officers' Certificate or any other agreement or document).

5.8	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

Baytex will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness except to the extent that it qualifies as Permitted Indebtedness pursuant to clause (i) of the definition thereof), other than Permitted Indebtedness, or issue any Disqualified Stock, except that Baytex or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Fixed Charge Coverage Ratio for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been greater than 2.5 to 1.0.

In making the foregoing calculation, pro forma effect will be given to:

(i)
the incurrence of such Indebtedness and the application of the net proceeds from the incurrence of Indebtedness, including to refinance other Indebtedness, since the first day of such four-quarter period as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period;

(ii)
the incurrence, repayment or retirement of any other Indebtedness by Baytex or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

(iii)
the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity, business or assets acquired or disposed of by Baytex or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred at the beginning of such four-quarter period.

In making a computation under the foregoing clause (i) or (ii):

(A)
interest on Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months);

(B)
if such Indebtedness bears, at the option of Baytex, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of Baytex, either the fixed or floating rate; and

(C)
the amount of any Indebtedness under a revolving credit facility (including the Senior Secured Credit Facilities to the extent they constitute a revolving credit facility) will be computed based on the average daily balance of such Indebtedness during such four-quarter period.

5.9	Limitation on Restricted Payments

(a)
Baytex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment, no Default or Event of Default has occurred and is continuing, and either:

(i)	(A)	Baytex could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 5.8;

(B)	the ratio of Consolidated Debt to Consolidated Cash Flow from Operations does not exceed 3.0 to 1.0; and

(C)	the aggregate amount of all Restricted Payments declared or made after the Closing Date pursuant to this clause (a)(i) does not exceed the sum of:

(1)	80% of Consolidated Cash Flow from Operations accrued on a cumulative basis from the Closing Date, plus

(2)
100% of the aggregate net cash proceeds received by Baytex after the Closing Date from and (i) the issuance by Baytex of Convertible Debentures, or (ii) capital contributions in respect of Qualified Equity Interests that Baytex receives from any Person; plus

(3)
the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by Baytex after the Closing Date from any Person, other than a Subsidiary, from the issuance or sale of debt securities (including Convertible Debentures) or Disqualified Stock that have been converted into or exchanged for Qualified Stock of Baytex, plus the aggregate net cash proceeds received by Baytex at the time of such conversion or exchange; or

(ii)
the aggregate amount of all Restricted Payments declared or made after the Closing Date pursuant to paragraph (a) does not exceed the sum of Unpaid Restricted Payment Funds not previously expended under paragraph (a), plus $50,000,000.

(b)	Notwithstanding paragraph (a) above, the following will be permitted under this Indenture:

(i)
the payment of any distribution within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision; provided no Default or Event of Default has occurred and is continuing or would occur as a result of the actions or payments set forth in this clause (i);

(ii)
the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Baytex, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of Baytex; provided no Default or Event of Default has occurred and is continuing or would occur as a result of the actions or payments set forth in this clause (ii);

(iii)
the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of Baytex;

(iv)
the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, new Subordinated Indebtedness, so long as Baytex or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (xiv) of the definition of Permitted Indebtedness;

(v)
provided no Default or Event of Default has occurred and is continuing or would result from the actions or payments set forth in this clause (v), the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the provisions of Section 5.10; provided that, prior to or simultaneously with such repurchase, Baytex has made the Change of Control Offer as provided in that covenant with respect to the Debt Securities and has repurchased all Debt Securities validly tendered for payment in connection with such Change of Control Offer;

(vi)
provided no Default or Event of Default has occurred and is continuing or would result from the actions or payments set forth in this clause (vi), the repurchase, redemption or other acquisition or retirement for value of Capital Stock (or options therefor) from directors, officers or employees of Baytex pursuant to any agreement upon the death, disability or termination of employment of such directors, officers or employees, in an amount not to exceed $2,000,000 in any calendar year or $5,000,000 in the aggregate; and

(vii)
payments or distributions in connection with an amalgamation, consolidation, merger, including by way of takeover bid, exchange offer or tender offer, or transfer of assets that complies with the conditions set forth in Section 9.1.

In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date in accordance with paragraph 5.9(a)(i) or paragraph 5.9(a)(ii), as applicable, amounts expended pursuant to clauses (i), (ii), (iii), (v) and (vi) of subsection 5.9(b) shall be included in such calculation.

(c)	For the purpose of making any Restricted Payment calculations under this Indenture:

(i)
if a Restricted Subsidiary is designated an Unrestricted Subsidiary, Baytex shall be deemed to have made an Investment in an amount equal to the greater of fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors, whose good faith determination will be conclusive;

(ii)
any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors, whose good faith determination will be conclusive; and

(iii)	subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors, whose good faith determination will be conclusive.

If the aggregate amount of all Restricted Payments calculated under paragraph (a)(i) of this Section 5.9 includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under paragraph 5.9(a)(i) shall be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this Section 5.9 shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Baytex's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced shall not exceed the lesser of (x) the cash proceeds received by Baytex and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

In computing the Consolidated Net Income of Baytex for purposes of clause (i) of paragraph (a) of this Section 5.9: (i) Baytex may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and (ii) Baytex will be permitted to rely in good faith on the financial statements that are available on the date of determination.  If Baytex makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of Baytex be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to Baytex's financial statements affecting Consolidated Net Income of Baytex for any period.

5.10	Purchase of Debt Securities upon a Change of Control

If a Change of Control occurs at any time, then each Debtholder shall have the right to require that Baytex purchase such Debtholder's Debt Securities, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Debt Securities, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

Within 30 days following the date on which a Change of Control occurs, Baytex shall notify the Indenture Trustee and give written notice of such Change of Control to each Debtholder by first class mail, postage prepaid, at its address appearing in the register, stating, among other things: (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed; (ii) that any Debt Security not tendered will continue to accrue interest; (iii) that, unless Baytex defaults in the payment of the purchase price, any Debt Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; (iv) that Debtholders electing to have any Debt Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Debt Securities together with such other forms or documents, if any, described in the notice, to the Indenture Trustee at the address specified in the notice prior to the close of business on the third Business Day preceding the purchase date (the "Change of Control Payment Date"); (v) that Debtholders shall be entitled to withdraw their election if the Indenture Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Debtholder, the principal amount of Debt Securities delivered for purchase, and a statement that such Debtholder is withdrawing his election to have such Debt Securities purchased; (vi) that Debtholders whose Debt Securities are being purchased only in part shall be issued new Debt Securities equal in principal amount to the unpurchased portion of the Debt Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount (or such amount as required by the applicable clearing house) or an integral multiple thereof; (vii) the instructions that the Debtholders of Debt Securities must follow in order to tender their Debt Securities; and (viii) the circumstances and relevant facts regarding such Change of Control.

Baytex shall comply with any Applicable Securities Legislation and regulations in connection with a Change of Control Offer.

5.11	Limitation on Certain Asset Sales

(a)	Baytex shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless:

(i)
the consideration received by Baytex or such Restricted Subsidiary for such Asset Sale is at least equal to the fair market value of the assets and properties sold or otherwise disposed of (as determined by the Board of Directors, whose good faith determination will be conclusive, and evidenced by a resolution of the Board of Directors); and

(ii)
the consideration received by Baytex or the relevant Restricted Subsidiary in respect of such Asset Sale is either (A) cash, Cash Equivalents, Liquid Securities or Exchanged Properties (collectively, "Permitted Consideration") or (B) the property or assets received that do not constitute Permitted Consideration have an aggregate fair market value of no more than 10% of Baytex's Adjusted Consolidated Net Tangible Assets.

(b)	If Baytex or any Restricted Subsidiary engages in an Asset Sale, Baytex may, at its option, within 365 days after such Asset Sale:

(i)
apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Secured Group Facilities or to the repayment of any other Indebtedness of Baytex or a Restricted Subsidiary that ranks pari passu in right of payment with the Debt Securities;

(ii)	invest all or a portion of such Net Cash Proceeds in the Oil and Gas Business of Baytex and the Restricted Subsidiaries; or

(iii)	make an Asset Sale Offer pursuant to clause (c) below.

The amount of Net Cash Proceeds from all Asset Sale after the Closing Date not used for one of the purposes described in clause (i) or (ii) will constitute "Excess Proceeds".  If at any time any non-cash consideration received by Baytex or any Restricted Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale for purposes of this Section 5.11 and the Net Cash Proceeds thereof shall be applied in accordance with this Section 5.11.

(c)
On any day when the aggregate amount of Excess Proceeds exceeds $25,000,000, Baytex shall, within 30 days thereafter, make an offer to purchase (an "Asset Sale Offer") from all Debtholders, on a pro rata basis, in accordance with the procedures set forth in paragraph (d) below, the maximum principal amount (expressed as a multiple of $1,000) of Debt Securities that may be purchased with the Excess Proceeds.  The offer price as to each Debt Security will be payable in cash in an amount equal to 100% of the principal amount of such Debt Security plus in each case accrued and unpaid interest, if any, to the date of repurchase.  To the extent that the aggregate principal amount of Debt Securities validly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, Baytex may use the portion of the Excess Proceeds not required to be used to repurchase the Debt Securities for any other purpose not prohibited by this Indenture.  If the aggregate principal amount of Debt Securities validly tendered and not withdrawn by Debtholders thereof exceeds the Excess Proceeds, the Debt Securities to be purchased will be selected by the Indenture Trustee on a pro rata basis (based upon the principal amount of Debt Securities).  Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

(d)	Within the time period described in paragraph (c) above for making an Asset Sale Offer, Baytex shall mail a notice to each Debtholder in the manner provided in Section 12.2 stating:

(i)
that the Asset Sale Offer is being made pursuant to the provisions of Section 5.11 of this Indenture and that all Debt Securities duly and timely tendered shall be accepted for payment (except, as provided above, if the aggregate principal amount as the case may be, of the Debt Securities exceeds the amount of Excess Proceeds);

(ii)	the purchase price and the purchase date (the "Asset Sale Purchase Date"), which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(iii)	that any Debt Securities not tendered shall continue to accrue interest;

(iv)
that, unless Baytex defaults in the payment of the purchase price, all Debt Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

(v)
that Debtholders electing to have any Debt Securities purchased pursuant to an Asset Sale Offer shall be required to surrender the Debt Securities, together with such other forms or documents, if any, described in the notice, to the Indenture Trustee at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

(vi)
that Debtholders shall be entitled to withdraw their election if the Indenture Trustee receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Debtholder, the principal amount of Debt Securities delivered for purchase, and a statement that such Debtholder is withdrawing his election to have such Debt Securities purchased;

(vii)
that Debtholders whose Debt Securities are being purchased only in part shall be issued new Debt Securities equal in principal amount to the unpurchased portion of the Debt Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount (or such amount as required by the applicable clearing house) or an integral multiple thereof; and

(viii)	any other procedures that the Debtholders of Debt Securities must follow in order to tender their Debt Securities.

5.12	Limitation on Transactions with Affiliates

Baytex shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of Baytex or any of its Restricted Subsidiaries unless such transaction or series of related transactions is on terms that are no less favourable to Baytex or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with a Person that is not an Affiliate of Baytex or its Restricted Subsidiaries.

The foregoing covenant shall not restrict any of the following:

(a)	transactions exclusively among Baytex and/or its Restricted Subsidiaries provided such transactions are not otherwise prohibited under this Indenture;

(b)
Baytex from paying reasonable and customary regular compensation or fees to, or executing customary expense reimbursement, indemnification or similar arrangements with, directors or executive officers of Baytex or any Restricted Subsidiary made in the ordinary course of business; and

(c)	transactions permitted by the provisions of Section 5.9.

5.13	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

Baytex shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a)	pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock;

(b)	pay any Indebtedness or other obligation owed to Baytex or any other Restricted Subsidiary;

(c)	make loans or advances to Baytex or any other Restricted Subsidiary; or

(d)	transfer any of its properties or assets to Baytex or any other Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of any of the following:

(i)	this Indenture, any Guarantee, the Debt Securities, the Senior Group Facilities and any other agreement in effect on the Closing Date;

(ii)	applicable law;

(iii)
customary non-assignment provisions of any lease governing a leasehold interest, or of any contract, of Baytex or any Restricted Subsidiary, relating to the property covered thereby and entered into in the ordinary course of business;

(iv)
any agreement or other instrument of a Person acquired by Baytex or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(v)	any encumbrance or restriction contained in contracts for sales of assets permitted by Section 5.11 with respect to assets to be sold pursuant to such contract; or

(vi)
any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (iv); provided that the terms and conditions of any such encumbrances or restrictions are not less favourable in any material respect to the Debtholders than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

5.14	Limitation on Liens

Baytex shall not, and shall not permit any Restricted Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Indebtedness (other than any Lien securing all or any of the Secured Group Facilities and any Permitted Lien) of Baytex or any Restricted Subsidiary now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Debt Securities are directly secured equally and rateably with (or prior to, in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by Baytex or any Restricted Subsidiary, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Baytex or the Restricted Subsidiary, except to the extent it qualifies as Permitted Indebtedness pursuant to the provisions of clause (i) of the definition thereof.

5.15	Unrestricted Subsidiaries

(a)	The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) an Unrestricted Subsidiary so long as:

(i)	neither Baytex nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

(ii)
no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of Baytex or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated Maturity;

(iii)	any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 5.9;

(iv)
neither Baytex nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of Baytex; and

(v)
neither Baytex nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

(b)	Baytex may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that:

(i)	no Default or Event of Default has occurred and is continuing following such designation;

(ii)
Baytex could incur at least $1.00 of additional Indebtedness (except for Permitted Indebtedness) pursuant to the first paragraph of Section 5.8 (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary); and

(iii)
such designation is evidenced by a Board Resolution, which is filed with the Indenture Trustee, together with an Officers' Certificate certifying that such designation complied with the provisions of this subsection (b).

5.16	Guarantees of Indebtedness by Restricted Subsidiaries

Baytex shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of Baytex or any other Restricted Subsidiary under the Senior Secured Credit Facilities unless such Restricted Subsidiary forthwith (and in any event within ten (10) Business Days) executes and delivers a Guarantee.

5.17	Limitation on Conduct of Business.

Baytex shall not, and shall not permit any of its Restricted Subsidiaries to, conduct any business other than the Oil and Gas Business or acting as a special purpose financing conduit on behalf of Baytex and the other Restricted Subsidiaries.

5.18	Waiver of Covenants.

Baytex or any Restricted Subsidiary may omit in any particular instance to comply with any term, provision or condition set forth in this Article 5, if before or after the time for such compliance the Debtholders of at least a majority in principal amount of the outstanding Debt Securities, by act of such Debtholders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Baytex and the duties of the Indenture Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 6
DEFAULT AND ENFORCEMENT

6.1	Events of Default

Unless otherwise provided in a Supplemental Indenture, an "Event of Default", means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any interest on any Debt Security when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or Premium, if any) on any Debt Security when due and the continuance of such default for a period of 3 days;

(c)	failure to make or consummate a Change of Control Offer or an Asset Sale Offer in accordance with the provision of Section 5.10 or Section 5.11, respectively;

(d)
default in any material way in the observance or performance, or breach, of any covenant or agreement of Baytex or any Guarantor contained in this Indenture or any Guarantee (other than as contemplated by subsections (a), (b) and (c) above) and continuance of such default or breach for a period of 30 days after written notice has been given: (i) to Baytex by the Indenture Trustee; or (ii) to Baytex and the Indenture Trustee by the holders of not less than 25% in principal amount of the Debt Securities then outstanding;

(e)
the occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of Baytex or any Restricted Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $25,000,000 or more, and such default: (i) results in the acceleration of such Indebtedness prior to its Maturity; or (ii) constitutes a failure to make any payment with respect to any such Indebtedness when due and payable after expiration of any applicable grace period;

(f)
failure by Baytex or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $25,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

(g)
an entry of a decree or order by a court having jurisdiction in the premises adjudging Baytex or any Principal Operating Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of Baytex or any Principal Operating Subsidiary under any Bankruptcy Law or any other applicable Canadian, United States federal, provincial or state law, or appointing a receiver of Baytex or any Principal Operating Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(h)
the institution by Baytex or any Principal Operating Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or the consent by it to the filing of any such petition or to the appointment of a receiver of Baytex or any Principal Operating Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

For greater certainty, for the purposes of this Section 6.1, a series of Debt Securities shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, Premium, if any, or interest on the Debt Securities of such series in which case references to Debt Securities in this Section 6.1 refer to Debt Securities of that particular series.

For purposes of this Article 6, where the Event of Default refers to an Event of Default with respect to a particular series of Debt Securities as described in this Section 6.1, then this Article 6 shall apply mutatis mutandis to the Debt Securities of such series and references in this Article 6 to the Debt Securities shall mean Debt Securities of the particular series and references to the Debtholders shall refer to the Debtholders of the particular series, as applicable, unless the context otherwise requires.

6.2	Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than as specified in subsection 6.1(h)) occurs and is continuing, the Indenture Trustee or the Debtholders of not less than 25% in aggregate principal amount of the outstanding Debt Securities may, and the Indenture Trustee at the request of such Debtholders shall, declare the principal of (and Premium, if any) and accrued and unpaid interest on, all of the outstanding Debt Securities immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately.  If an Event of Default specified in subsection 6.1(g) or (h)) above occurs and is continuing, then the principal (and Premium, if any), and accrued and unpaid interest on all of the outstanding Debt Securities then will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Debtholder.  Baytex shall deliver to the Indenture Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in subsection 6.1(e).

At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Debtholders of a majority in aggregate principal amount of the outstanding Debt Securities, by written notice to Baytex and the Debtholders, the Indenture Trustee, may rescind such declaration and its consequences if:

(a)	Baytex or any Guarantor has paid or deposited with the Indenture Trustee a sum sufficient to pay,

(i)	all overdue interest on all Debt Securities;

(ii)
all unpaid principal of (and Premium, if any) on any outstanding Debt Securities that has become due other than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities;

(iii)	to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Debt Securities; and

(iv)	all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

(b)
all Events of Default, other than the non payment of amounts of principal of (and Premium, if any) or interest on the Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because an Event of Default specified in subsection 6.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Indenture Trustee by Baytex and countersigned by the holders of such Indebtedness or an Indenture Trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

6.3	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

Baytex and each of the Guarantors, if any, covenant that if:

(a)	default is made in the payment of any instalment of interest on any Debt Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)	default is made in the payment of the principal of (or Premium, if any) on any Debt Security at the Maturity thereof,

Baytex and each Guarantor (if any) will pay to the Indenture Trustee for the benefit of the Debtholders, the whole amount then due and payable on such Debt Securities for principal (and Premium, if any) and interest, and interest on any overdue principal (and Premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalment of interest, at the rate borne by the Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

If Baytex or any Guarantor (if any), as the case may be, fails to pay such amounts forthwith the Indenture Trustee, in its own name as Indenture Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Baytex, such Guarantor or any other obligor upon the Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Baytex, such Guarantor or any other obligor upon the Debt Securities, wherever situated.

If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Debtholders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

6.4	Indenture Trustee May File Proofs of Claim

In case of any pending receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Baytex and its debts or any other obligor upon the Debt Securities (including the Guarantors, if any), and their debts or the property of Baytex or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on Baytex for the payment of overdue principal (and Premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of principal (and Premium, if any) and interest owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Debtholders allowed in such judicial proceeding; and

(b)	to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same,

and any custodian, receiver, assignee, Indenture Trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Debtholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Debtholders, to pay the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Debtholder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Debtholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Debtholder in any such proceeding.

6.5	Indenture Trustee May Enforce Claims Without Possession of Debt Securities.

All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the rateable benefit of the Debtholders of the Debt Securities in respect of which such judgment has been recovered.

6.6	Application of Monies by Indenture Trustee

(a)
Except as herein otherwise expressly provided, any money collected by the Indenture Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal (or Premium, if any) or interest, upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(i)
first, in payment or in reimbursement to the Indenture Trustee of its reasonable compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Indenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)
second, but subject as hereinafter in this Section 6.6 provided, in payment, rateably and proportionately to the holders of Debt Securities, of the principal of and Premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debt Securities which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, Premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to Baytex or its assigns and/or the Guarantors, as the case may be;

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, Premium or interest on any Debt Securities held, directly or indirectly, by or for the benefit of Baytex or any Subsidiary (other than any Debt Securities pledged for value and in good faith to a Person other than Baytex or any Subsidiary but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal, Premium (if any) and interest (if any) on all Debt Securities which are not so held.

(b)
The Indenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout the amount necessary to provide for the payments mentioned in subsection 6.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debt Securities, but it may retain the money so received by it and invest or deposit the same as provided in Section 10.10 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

6.7	No Suits by Debtholders

No holder of any Debt Security shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debt Securities or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under Bankruptcy Law or to have Baytex or any Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

(a)	such holder shall previously have given to the Indenture Trustee written notice of the happening of an Event of Default hereunder;

(b)
the Debtholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debt Securities then outstanding shall have made a request to the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

(c)
the Debtholders or any of them shall have furnished to the Indenture Trustee, when so requested by the Indenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby;

(d)
the Indenture Trustee shall have failed to act within 60 days after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Indenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debt Securities; and

(e)
no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Debtholders of a majority or more in principal amount of the outstanding Debt Securities, it being understood and intended that no one or more Debtholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Debtholders, or to obtain or to seek to obtain priority or preference over any other Debtholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all the Debtholders.

6.8	Unconditional Right of Debtholders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, a Debtholder shall have the right, which is absolute and unconditional, to receive payment, as provided herein of the principal of (and Premium, if any) and interest on such Debt Security on the applicable Maturity date (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Debtholder.

6.9	Restoration of Rights and Remedies.

If the Indenture Trustee or any Debtholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Debtholder, then and in every such case, subject to any determination in such proceeding, Baytex, the Guarantors (if any), the Indenture Trustee and the Debtholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Debtholders shall continue as though no such proceeding had been instituted.

6.10	Rights and Remedies Cumulative.

Except as otherwise expressly provided herein, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Debtholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.11	Delay or Omission Not Waiver

No delay or omission of the Indenture Trustee or of any holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Indenture Trustee or to the Debtholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Debtholders, as the case may be.

6.12	Control by Debtholders.

The holders of not less than a majority in principal amount of the outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture,

(b)	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction, and

(c)	the Indenture Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Debtholders not consenting.

6.13	Notice of Event of Default

If an Event of Default shall occur and be continuing the Indenture Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debtholders in the manner provided in Section 12.2, provided that notwithstanding the foregoing, unless the Indenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debt Securities then outstanding, the Indenture Trustee shall not be required to give such notice if the Indenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debtholders and shall have so advised Baytex in writing.

6.14	Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)
the holders of the Debt Securities shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debt Securities then outstanding, to instruct the Indenture Trustee to waive any Event of Default and to cancel any declaration made by the Indenture Trustee pursuant to Section 6.1 and the Indenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by Baytex of any covenant applicable only to one or more series of Debt Securities, then the holders of more than 50% of the principal amount of the outstanding Debt Securities of that series shall be entitled to exercise the foregoing power and the Indenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debt Securities; or

(b)
the Indenture Trustee, so long as it has not become bound to declare the principal and interest on the Debt Securities then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Indenture Trustee in the exercise of its discretion, upon such terms and conditions as the Indenture Trustee may deem advisable.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  No such act or omission either of the Indenture Trustee or of the Debtholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

6.15	Waiver of Stay or Extension Laws

Baytex covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and Baytex (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

6.16	Undertaking for Costs

All parties to this Indenture agree, and each holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% in principal amount of the outstanding Debt Securities, or to any suit instituted by any holder for the enforcement of the payment of the principal (Premium, if any) or interest on any Debt Security on or after the respective Maturity date in such Debt Security (or, in the case of redemption, on or after the applicable Redemption Date).

6.17	Judgment Against Baytex

Baytex covenants and agrees with the Indenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debtholders, judgment may be rendered against it in favour of the Debtholders or in favour of the Indenture Trustee, as Indenture Trustee for the Debtholders, for any amount which may remain due in respect of the Debt Securities and Premium (if any) and the interest thereon and any other monies owing hereunder.

6.18	Immunity of Indenture Trustee and Others

The Debtholders and the Indenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, Indenture Trustee or holder of Common Shares of Baytex or of any successor for the payment of the principal of or Premium or interest on any of the Debt Securities or on any covenant, agreement, representation or warranty by Baytex contained herein or in the Debt Securities.

6.19	Notice of Payment by Indenture Trustee

Not less than 15 days notice shall be given in the manner provided in Section 12.2 by the Indenture Trustee to the Debtholders of any payment to be made under this Article 6. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debtholders will be entitled to interest only on the balance (if any) of the principal monies, Premium (if any) and interest due (if any) to them, respectively, on the Debt Securities, after deduction of the respective amounts payable in respect thereof on the day so fixed.

6.20	Indenture Trustee May Demand Production of Debt Securities

The Indenture Trustee shall have the right to demand production of the Debt Securities in respect of which any payment of principal, interest or Premium required by this Article 6 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Indenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to Baytex as the Indenture Trustee shall deem sufficient.

ARTICLE 7
SATISFACTION AND DISCHARGE

7.1	Cancellation and Destruction

All matured Debt Securities shall forthwith after payment of all obligations thereunder be delivered to the Indenture Trustee or to a Person appointed by it or by Baytex with the approval of the Indenture Trustee and cancelled by the Indenture Trustee. All Debt Securities which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Indenture Trustee and, if required and requested in writing by Baytex, the Indenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debt Securities so destroyed.

7.2	Release from Covenants

Upon proof being given that:

(a)
the principal of all of the Debt Securities, Premium (if any) thereon and interest (including interest on amounts in default) thereon and other money payable under this Indenture has been paid or satisfied; or

(b)
all the outstanding Debt Securities have matured or have been duly called for redemption (or the Indenture Trustee has been given irrevocable instructions by Baytex to publish, within 90 days, notice of redemption of all outstanding Debt Securities), and such payment or redemption has been duly provided for by payment to the Indenture Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Indenture Trustee in relation to this Indenture and all interest thereon and the remuneration of the Indenture Trustee (or upon provision satisfactory to the Indenture Trustee being made therefor), at the written request and at the expense of Baytex, the Indenture Trustee will forthwith execute and deliver to Baytex and the Guarantors, as the case may be, such deeds or other instruments necessary to evidence the satisfaction and discharge of this Indenture and to release Baytex and the Guarantors, as the case may be, from their respective covenants in this Indenture, except those relating to the indemnification of the Indenture Trustee.

7.3	Non-Presentation of Debt Securities

If the holder of any Debt Security fails to surrender the same for payment on the date on which the principal of, Premium (if any) thereon and interest thereon or represented thereby becomes payable, either at Maturity or on the date fixed for redemption or otherwise, and does not within such time accept payment in respect thereof or give receipt therefor, if any, as the Indenture Trustee may require:

(a)
Baytex shall be entitled to pay or deliver to the Indenture Trustee and direct it to set aside or Baytex will be entitled to make provision in form satisfactory to the Indenture Trustee in its absolute discretion for the payment of; or

(b)
in respect of monies deposited with the Indenture Trustee which may or should be applied to the payment of the Debt Securities, Baytex shall be entitled to direct the Indenture Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Indenture Trustee, the Indenture Trustee may itself set aside;

the monies in trust to be paid to the holder of such Debt Security upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, Premium (if any) or the interest payable on or represented by each Debt Security in respect whereof such monies, have been set aside shall be deemed to have been paid and thereafter such Debt Securities will not be considered as outstanding under this Indenture and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies, so set aside by the Indenture Trustee (without interest) upon due presentation and surrender thereof of the relevant Debt Security, subject always to the provisions of Section 7.4. Any money so set aside may, and if remaining unclaimed for 60 days and upon request by written instructions of Baytex, shall be invested by the Indenture Trustee in accordance with Section 10.10.

7.4	Repayment of Unclaimed Monies or Common Shares

Subject to applicable law, any monies set aside under Section 7.3 and not claimed by and paid to holders of Debt Securities as provided in Section 7.3 within six years after the date of such setting aside shall be repaid and delivered to Baytex by the Indenture Trustee and thereupon the Indenture Trustee shall be released from all further liability with respect to such monies, and thereafter the holders of the Debt Securities in respect of which such monies, were so repaid to Baytex shall have no rights in respect thereof except to obtain payment and delivery of the monies, from Baytex subject to any  applicable limitation periods. Notwithstanding the foregoing, the Indenture Trustee will pay any remaining funds prior to the expiry of six years after the setting aside described in Section 7.3 to Baytex upon receipt from Baytex, or one of its Subsidiaries, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to Baytex prior to the expiry of six years after such setting aside, and if such funds or any portion thereof are claimed after the date of such payment of the remaining funds to Baytex but prior to six years after such setting aside, the Indenture Trustee shall immediately provide to Baytex written notice of such claim, and Baytex shall promptly deposit with the Indenture Trustee funds in the amount necessary to satisfy such claim.

7.5	Discharge

The Indenture Trustee shall at the written request of Baytex and receipt of an Officers' Certificate and Opinion of Counsel release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release Baytex and any Guarantors from its covenants herein contained (other than the provisions relating to the indemnification of the Indenture Trustee), upon proof being given that the principal of, Premium (if any) and interest (including interest on amounts in default, if any), on all the Debt Securities and all other monies payable hereunder have been paid or satisfied or that all the Debt Securities having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debt Securities and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

7.6	Defeasance

(a)
Baytex shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debt Securities of any series and the Indenture Trustee, at the request and expense of Baytex, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debt Securities, when, with respect to all of the outstanding Debt Securities or all of the outstanding Debt Securities of any series, as applicable, if:

(i)
Baytex has deposited or caused to be deposited with the Indenture Trustee as trust funds or property in trust for the purpose of making payment on such Debt Securities, an amount in money, sufficient to pay, satisfy and discharge the entire amount of principal of, Premium, if any, and interest, if any, to Maturity or any repayment date or Redemption Dates, as the case may be, of such Debt Securities as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to Maturity or any repayment date, as the case may be, of all such Debt Securities;

(ii)
Baytex has paid, caused to be paid or made provisions to the satisfaction of the Indenture Trustee for the payment of all other sums payable with respect to all of such Debt Securities (together with all applicable expenses of the Indenture Trustee in connection with the payment of such Debt Securities); and

(iii)
Baytex has delivered to the Indenture Trustee an Officers' Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debt Securities have been complied with.

Any deposits with the Indenture Trustee referred to in this Section 7.6 shall be irrevocable, subject to Section 7.7, and shall be made under the terms of an escrow and/or trust agreement and which provides for the due and punctual payment of the principal of, Premium, if any, and interest on the Debt Securities being satisfied.

(b)
Upon the satisfaction of the conditions set forth in this Section 7.6 with respect to all the outstanding Debt Securities, or all the outstanding Debt Securities of any series, as applicable, the terms and conditions of the Debt Securities, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and 4 and the provisions of Article 1 pertaining to Article 2 and 4) shall no longer be binding upon or applicable to Baytex.

(c)
Any funds or obligations deposited with the Indenture Trustee pursuant to this Section 7.6 shall be denominated in the currency or denomination of the Debt Securities in respect of which such deposit is made.

(d)
If the Indenture Trustee is unable to apply any money in accordance with this Section 7.6 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Baytex's obligations under this Indenture and the affected Debt Securities shall be revived and reinstated as though no money had been deposited pursuant to this Section 7.6 until such time as the Indenture Trustee is permitted to apply all such money in accordance with this Section 7.6, provided that if Baytex has made any payment in respect of principal of, Premium, if any, or interest on Debt Securities or, as applicable, other amounts because of the reinstatement of its obligations, Baytex shall be subrogated to the rights of the holders of such Debt Securities to receive such payment from the money held by the Indenture Trustee.

7.7	Continuance of Rights, Duties and Obligations

(a)
Where trust funds or trust property have been deposited pursuant to Section 7.6, the holders of Debt Securities and Baytex shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and 4.

(b)
In the event that, after the deposit of trust funds or trust property pursuant to Section 7.6, Baytex is required to make an offer to purchase any outstanding Debt Securities, Baytex shall be entitled to use any trust money or trust property deposited with the Indenture Trustee pursuant to Section 7.6 for the purpose of paying to any holders of such Debt Securities who have accepted any such offer of the total offer price payable in respect of an offer relating to any of Debt Securities. Upon receipt of a Written Direction from Baytex, the Indenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Indenture Trustee pursuant to Section 7.6 in respect of the Debt Securities which is applicable to the Debt Securities held by such holders who have accepted any such offer of Baytex (which amount shall be based on the applicable principal amount of the Debt Securities held by accepting offerees in relation to the aggregate outstanding principal amount of all the Debt Securities).

ARTICLE 8
MEETINGS OF DEBENTUREHOLDERS

8.1	Right to Convene Meeting

(a)
The Indenture Trustee or Baytex may at any time and from time to time, and the Indenture Trustee shall, on receipt of a Written Direction of Baytex or a Debtholders' Request from holders of Debt Securities of any series of Debt Securities of not less than 25% of the principal amount of the Debt Securities then outstanding and upon receiving funding for the costs thereof and being indemnified to its reasonable satisfaction by Baytex or by the Debtholders signing such Debtholders' Request convene a meeting of Debt Security holders of that series. If, in the opinion of Counsel, any business to be transacted at any meeting or any action to be taken or power to be exercised by signed instrument pursuant to this Article 8 does not adversely affect the rights of holders of Debt Securities of one or more particular series, no notice of any such meeting need be given to the holders of the Debt Securities of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as the Debt Securities of a particular series are outstanding or an Event of Default relating to one series of Debt Securities will be deemed not to adversely affect the rights of the holders of the Debt Securities of any other series.

(b)
At any time and from time to time, the Indenture Trustee on behalf of Baytex may and, on receipt of a Written Order or a Debtholders' Request and upon being indemnified and funded for the costs thereof to the reasonable satisfaction of the Indenture Trustee by Baytex or the Debtholders signing such Debtholders' Request, will, convene a meeting of all Debtholders.

(c)
If the Indenture Trustee fails to convene a meeting after being duly requested as aforesaid (and indemnified and funded as aforesaid), Baytex or such Debtholders may themselves convene such meeting and the notice calling such meeting may be signed by such Person as those Debtholders designate. Every such meeting will be held in Calgary, Alberta or such other place as the Indenture Trustee may in any case determine or approve.

8.2	Notice of Meetings

(a)
At least 21 days notice of any meeting of the holders of Debt Securities of any series or of all series then outstanding, as the case may be, shall be given to the holders of Debtholders in that series of all series then outstanding, as applicable, in the manner provided in Section 12.2 and a copy of such notice shall be sent by first-class mail or facsimile to the Indenture Trustee, unless the meeting has been called by it and to Baytex unless such meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8. The accidental omission to give notice of a meeting to any holder of Debt Securities shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)
If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 8.15, especially affects the rights of holders of Debt Securities of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debt Securities of any other series are affected (determined as provided in subsections 8.2(c) and (d)), then:

(i)
a reference to such fact, indicating each series of Debt Securities in the opinion of the Indenture Trustee (or the Person calling the meeting) so especially affected (hereinafter referred to as the "especially affected series") shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a "Serial Meeting"; and

(ii)
the holders of Debt Securities of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 8.15 unless in addition to compliance with the other provisions of this Article 8:

(A)
at such Serial Meeting: (I) there are Debtholders present in Person or by proxy and representing at least 25% in principal amount of the Debt Securities then outstanding of such series, subject to the provisions of this Article 8 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debt Securities of such series then outstanding voted on the resolution; or

(B)
in the case of action taken or power exercised by instrument in writing under Section 8.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debt Securities of such series then outstanding.

(c)
Subject to subsection 8.2(d), the determination as to whether any business to be transacted at a meeting of Debtholders, or any action to be taken or power to be exercised by instrument in writing under Section 8.15, especially affects the rights of the Debtholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debtholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debtholders, the Indenture Trustee and Baytex for all purposes hereof.

(d)	A proposal:

(i)
to extend the Maturity of Debt Securities of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debt Securities of a particular series are outstanding; or

(iii)	to reduce with respect to Debtholders of any particular series any percentage stated in this Section 8.2 or Sections 8.4, 8.12 and 8.14;

shall be deemed to especially affect the rights of the Debtholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debt Securities of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debt Securities of any or all other series.

8.3	Chairman

A majority of the Debtholders present in Person or by proxy shall choose some Person present, who need not be a Debtholder, to be chairman of the meeting.

8.4	Quorum

Subject to this Indenture, at any meeting of Debt Securities a quorum shall consist of two or more Debtholders present in Person or by proxy and representing at least 25% of the principal amount of the outstanding Debt Securities and, if the meeting is a Serial Meeting, at least 25% of the Debt Securities then outstanding of each especially affected series. If a quorum of the Debtholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Debtholders or pursuant to a Debtholders' Request, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debtholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debt Securities or of the Debt Securities then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

8.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Debtholders is present may, with the consent of the holders of a majority in principal amount of the Debt Securities represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6	Voting

On a show of hands every Person who is present and entitled to vote, whether as a Debtholder or as proxy for one or more Debtholders or both, shall have one vote. On a poll each Debtholder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of the relevant series of Debt Securities of which it is the holder. In the case of any Debt Security denominated in a currency or currency unit other than United States dollars, the principal amount thereof for these purposes shall be computed in United States dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debtholder. In the case of joint registered holders of a Debt Security, any one of them present in Person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in Person or by proxy, they shall vote together in respect of the Debt Securities of which they are joint holders.

8.7	Show of Hands

Every question submitted to a meeting, except an Extraordinary Resolution, will be decided by a majority of the votes given on a show of hands or, if a poll is requested as provided in this Indenture, by a majority of the votes cast on the poll and will be binding on all holders of Debt Securities in the relevant series, or in all series then outstanding, as applicable. At any meeting of Debtholders where no poll is required or requested, a declaration made by the chairman that a resolution has been carried, or carried by any particular majority, or lost, will be conclusive evidence thereof.

8.8	Poll

A poll will be taken on every Extraordinary Resolution and when required by a Debtholder or a proxy representing a Debtholder holding at least 5% of the principal amount of Debt Securities represented at the meeting. If at any meeting a poll is so demanded on the election of a chairman or on a question of adjournment, it will be taken forthwith. If at any meeting a poll is demanded on any other question, or an Extraordinary Resolution is to be voted upon, a poll will be taken in such manner and either at once or after an adjournment as the Chairman directs. The result of a poll will be deemed to be the decision of the meeting at which the poll was demanded and will be binding on all holders of Debt Securities in the relevant series.

8.9	Proxies

A Debtholder may be present and vote at any meeting of Debtholders by an authorized representative. Baytex (in case it convenes the meeting) or the Indenture Trustee (in any other case) for the purpose of enabling the Debtholders to be present and vote at any meeting without producing their Debt Securities, and of enabling them to be present and vote at any such meeting by proxy and of depositing instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)
the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debtholder;

(b)
the deposit of instruments appointing proxies at such place as the Indenture Trustee, Baytex or the Debtholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)
the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to Baytex or to the Indenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debt Securities, or as entitled to vote or be present at the meeting in respect thereof, shall be Debtholders and Persons whom Debtholders have by instrument in writing duly appointed as their proxies.

8.10	Persons Entitled to Attend Meetings

Baytex and the Indenture Trustee, by their respective trustees, directors, officers and employees and the legal advisors of Baytex, the Indenture Trustee or any Debtholder may attend any meeting of the Debtholders, but shall have no vote as such.

8.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debtholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Toronto Stock Exchange or such other exchange, if any, on which the Debt Securities are then listed:

(a)
power to authorize the Indenture Trustee to grant extensions of time for payment of any principal, Premium or interest on the Debt Securities, whether or not the principal, Premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)
power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debtholders or the Indenture Trustee against Baytex, or against its property, whether such rights arise under this Indenture or the Debt Securities or otherwise;

(c)
power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debt Security which shall be agreed to by Baytex and to authorize the Indenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)
power to sanction any scheme for the reconstruction, reorganization or recapitalization of Baytex or for the consolidation, amalgamation or merger of Baytex with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of Baytex or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 9.1 shall have been complied with;

(e)
power to direct or authorize the Indenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)
power to waive, and direct the Indenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Indenture Trustee pursuant to Section 6.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)
power to restrain any Debtholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, Premium or interest on the Debt Securities, or for the execution of any trust or power hereunder;

(h)
power to direct any Debtholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 6.2, of the costs, charges and expenses reasonably and properly incurred by such Debtholder in connection therewith;

(i)
power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any units or other securities of Baytex;

(j)
power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Indenture Trustee to exercise, on behalf of the Debtholders, such of the powers of the Debtholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of Persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debtholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debtholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)
power to remove the Indenture Trustee from office and to appoint a new Indenture Trustee or Indenture Trustees provided that no such removal shall be effective unless and until a new Indenture Trustee or Indenture Trustees shall have become bound by this Indenture;

(l)
power to sanction the exchange of the Debt Securities for or the conversion thereof into units, bonds, Debt Securities or other securities or obligations of Baytex or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of subsection 8.11(l); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debtholders or by any committee appointed pursuant to subsection 8.11(j).

8.12	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debtholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debtholders to exercise the same or any other such power or powers thereafter from time to time. No powers exercisable by Extraordinary Resolution will derogate in any way from the rights of Baytex or pursuant to this Indenture.

8.13	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Indenture Trustee at the expense of Baytex, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debtholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

8.14	Instruments in Writing

Any action which may be taken and any power which may be exercised by the holders of a series of Debt Securities at a meeting held as provided in this Article 8 provided may also be taken and exercised by the holders of not less than 50% of the aggregate principal amount of the outstanding Debt Securities in such series by a signed instrument, except for matters required to be approved by Extraordinary Resolution in which case such matter may be approved by an instrument signed by 66 2/3% of the aggregate principal amount of outstanding Debt Securities of such series, and the expressions "resolution" or "Extraordinary Resolution" when used in this Indenture will include instruments so signed. Written notice of any resolution or Extraordinary Resolution passed in accordance with this Section 8.14 will be given by the Indenture Trustee to the Debtholders affected thereby within 30 days of the date on which such resolution or Extraordinary Resolution was passed.

8.15	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Debtholders shall be binding upon all the Debtholders, whether present at or absent from such meeting, and every instrument in writing signed by Debtholders in accordance with Section 8.14 shall be binding upon all the Debtholders, whether signatories thereto or not, and each and every Debtholder and the Indenture Trustee (subject to the provisions for its indemnity herein contained) shall, subject to applicable law, be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing. Notwithstanding anything in this Indenture (but subject to the provisions of any indenture, deed or instrument supplemental or ancillary hereto), any covenant or other provision in this Indenture or in any Supplemental Indenture which is expressed to be or is determined by the Indenture Trustee (relying on the advice of Counsel) to be effective only with respect to Debt Securities of a particular series, may be modified by the required resolution or consent of the holders of Debt Securities of such series in the same manner as if the Debt Securities of such series were the only Debt Securities outstanding under this Indenture.

8.16	Evidence of Rights of Debtholders

(a)
Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debtholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debtholders. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney will be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Indenture Trustee may consider adequate.

(b)
Notwithstanding subsection 8.16(a), the Indenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

8.17	Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 8.14, does not adversely affect the rights of the holders of Debt Securities of one or more series, the provisions of this Article 8 shall apply as if the Debt Securities of such series were not outstanding and no notice of any such meeting need be given to the holders of Debt Securities of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debt Securities of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debt Securities of any other series.

ARTICLE 9
SUCCESSORS TO BAYTEX

9.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets

Baytex may not consolidate with, amalgamate or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets unless:

(a)
the entity (the "Successor" including, if required in the case of a joint venture, the parties to such joint venture) formed by such consolidation or amalgamation or into which Baytex is merged or the entity which acquires by operation of law or by conveyance or by transfer the assets of Baytex substantially as an entirety is a corporation, trust, partnership, limited partnership, joint venture or unincorporated organization organized or existing under the laws of Canada or any province or territory thereof and (except where such assumption is deemed to have occurred solely by the operation of law) the Successor assumes under a Supplemental Indenture with the Indenture Trustee in form satisfactory to counsel to the Indenture Trustee (who may be counsel to Baytex), all obligations of Baytex under this Indenture, any Supplemental Indenture and the Debt Securities, and such transaction in the Opinion of Counsel will be upon such terms to preserve and not to impair any of the rights and powers of the Indenture Trustee and of the Debtholders under this Indenture;

(b)	immediately before and immediately after giving effect to such transaction, no Event of Default has occurred and is continuing;

(c)
each of the Guarantors shall have executed and delivered to the Indenture Trustee a confirmation that the Guarantee executed by such Guarantor shall continue to guarantee the obligations of the Successor under the Debt Securities; and

(d)
Baytex has delivered to the Indenture Trustee a Certificate and an opinion of counsel each stating that such consolidation, amalgamation, merger, sale, lease or transfer and such supplemental indenture comply with this Article 9 and that all conditions precedent contained in this Indenture relating to such transaction have been complied with.

9.2	Vesting of Powers in Successor

Whenever the conditions of Section 9.1 have been duly observed and performed, the Indenture Trustee will execute and deliver a supplemental indenture as provided for in Article 11 and then:

(a)
the Successor will possess and from time to time may exercise each and every right and power of Baytex under this Indenture in the name of Baytex or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any Indenture Trustees or officers of Baytex may be done and performed with like force and effect by the like Indenture Trustees or directors or officers of such Successor; and

(b)
Baytex will be released and discharged from liability under this Indenture and the Indenture Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 10
CONCERNING THE DEBENTURE INDENTURE TRUSTEE

10.1	No Conflict of Interest

The Indenture Trustee represents to Baytex that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Indenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 10.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debt Securities issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Indenture Trustee shall, within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 10.3.

10.2	Trustee Eligibility

The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a).  The Indenture Trustee shall have a combined capital and surplus (together with its corporate parents) of at least $50.0 million as set forth in its most recent annual report of condition.  The indenture Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Baytex are outstanding if the two requirements for such exclusion set forth in TIA §310(b)(i) are met.

10.3	Replacement of Indenture Trustee

The Indenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to Baytex 90 days notice in writing or such shorter notice as Baytex may accept as sufficient. If at any time a material conflict of interest exists in the Indenture Trustee's role as a fiduciary hereunder the Indenture Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 10.3. The validity and enforceability of this Indenture and of the Debt Securities issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Indenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, Baytex shall forthwith appoint a new Debt Security Indenture Trustee unless a new Debt Security Indenture Trustee has already been appointed by the Debtholders. Failing such appointment by Baytex, the retiring Debt Security Indenture Trustee or any Debtholder may apply to a Judge of the Court of Queen's Bench of Alberta, on such notice as such Judge may direct at Baytex's expense, for the appointment of a new Debt Security Indenture Trustee but any new Debt Security Indenture Trustee so appointed by Baytex or by the Court shall be subject to removal as aforesaid by the Debtholders and the appointment of such new Debt Security Indenture Trustee shall be effective only upon such new Debt Security Indenture Trustee becoming bound by this Indenture. On any new appointment the new Debt Security Indenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Indenture Trustee.

Any company into which the Indenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Indenture Trustee shall be a party, shall be the successor Indenture Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debt Security Indenture Trustee or of Baytex, the Indenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Indenture Trustee, upon the trusts  herein expressed, all the rights, powers and trusts of the Debt Security Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Indenture Trustee to the successor Debt Security Indenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from Baytex be required by any new Debt Security Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debt Security Indenture Trustee, be made, executed, acknowledged and delivered by Baytex.

10.4	Duties of Indenture Trustee

The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee. In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Indenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent Indenture Trustee would exercise in comparable circumstances. Subject to the foregoing, the Indenture Trustee will only be liable for its own gross negligence or bad faith, except that no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or incur any liability. The Indenture Trustee will not be liable for any act or default on the part of any agent employed by it or a co-Indenture Trustee, or for having permitted any agent or co-Indenture Trustee to receive and retain any money payable to the Indenture Trustee, except as aforesaid.  The Indenture Trustee shall not be liable for interest on or the investment of any money received by it except as the Indenture Trustee may agree in writing with Baytex.  Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

10.5	Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Indenture Trustee may, in the absence of bad faith on its part conclusively rely as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Indenture Trustee to be furnished to it in the exercise of its rights and duties hereunder; in the case of any such declarations, opinions, reports or certificates which by any provision of this Indenture are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall examine such statutory declarations, opinions, reports or certificates and determine that they comply with Section 10.6, if applicable, and with any other applicable requirements of this Indenture. The Indenture Trustee may nevertheless, in its sole discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Indenture Trustee may rely on an Opinion of Counsel notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for Baytex.

The Indenture Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue or transfer of any Debt Securities provided such issue or transfer is effected in accordance with the terms of this Indenture. The Indenture Trustee shall be entitled to process all transfers and redemptions upon the presumption that such transfer and redemption is permissible pursuant to all applicable laws and regulatory requirements if such transfer and redemption is effected in accordance with the terms of this Indenture. The Indenture Trustee shall have no obligation, other than to confer with Baytex and its Counsel, to ensure that legends appearing on the Debt Securities comply with regulatory requirements or securities laws or any applicable jurisdiction.

10.6	Evidence and Authority to Indenture Trustee, Opinions, etc.

Baytex shall furnish to the Indenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by Baytex or the Indenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debt Securities hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Indenture Trustee at the request of or on the application of Baytex, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Indenture Trustee in accordance with the terms of this Section 10.6, or (b) the Indenture Trustee, in the exercise of its rights and duties under this Indenture, gives Baytex written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)	an Officers' Certificate stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)
in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)
in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of Baytex whom the Indenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debt Securities and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by an Indenture Trustee or an officer or employee of Baytex it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the Person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

Baytex shall furnish or cause to be furnished to the Indenture Trustee in writing at any time if the Indenture Trustee reasonably so requires, its certificate that Baytex has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. Baytex shall, whenever the Indenture Trustee so requires, furnish the Indenture Trustee in writing with evidence by way of statutory declaration, opinion, report or certificate as specified by the Indenture Trustee as to any action or step required or permitted to be taken by Baytex or as a result of any obligation imposed by this Indenture.

10.7	Officers' Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Indenture Trustee in the absence of bad faith may rely upon an Officers' Certificate.

10.8	Experts, Advisers and Agents

The Indenture Trustee may:

(a)
employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Indenture Trustee or by Baytex, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)
employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Indenture Trustee may, but need not be, solicitors for Baytex.

10.9	Indenture Trustee May Deal in Debt Securities

Subject to Sections 10.1 and 10.4, the Indenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debt Securities and generally contract and enter into financial transactions with Baytex or otherwise, without being liable to account for any profits made thereby.

10.10	Investment of Monies Held by Indenture Trustee

Unless otherwise provided in this Indenture, any monies held by the Indenture Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Indenture Trustee or which may be in the hands of the Indenture Trustee, may be invested and reinvested in the name or under the control of the Indenture Trustee in securities in which, under the laws of the Province of Alberta, Indenture Trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected by Baytex to facilitate any payments expected to be made under this Indenture, after their purchase by the Indenture Trustee, and unless and until the Indenture Trustee shall have declared the principal of and interest on the Debt Securities to be due and payable, the Indenture Trustee shall so invest such monies at the Written Direction of Baytex given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Indenture Trustee in any chartered bank of Canada or, with the consent of Baytex, in the deposit department of the Indenture Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits.

Unless and until the Indenture Trustee shall have declared the principal of and interest on the Debt Securities to be due and payable, the Indenture Trustee shall pay over to Baytex all interest received by the Indenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section 10.10.

10.11	Indenture Trustee Not Ordinarily Bound

Except as provided in Section 6.2 and as otherwise specifically provided herein, the Indenture Trustee shall not, subject to Section 10.4, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by Baytex of any of the obligations herein imposed upon Baytex or of the covenants on the part of Baytex herein contained, nor in any way to supervise or interfere with the conduct of Baytex's business, unless the Indenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debt Securities then outstanding or by any Extraordinary Resolution of the Debtholders passed in accordance with the provisions contained in Article 8, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

10.12	Indenture Trustee Not Required to Give Security

The Indenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

10.13	Indenture Trustee Not Bound to Act on Trust's Request

Except as in this Indenture otherwise specifically provided, the Indenture Trustee shall not be bound to act in accordance with any direction or request of Baytex until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Indenture Trustee, and the Indenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Indenture Trustee to be genuine.

10.14	Conditions Precedent to Indenture Trustee's Obligations to Act Hereunder

The obligation of the Indenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Indenture Trustee and of the Debtholders hereunder shall be conditional upon the Debtholders furnishing when required by notice in writing by the Indenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Indenture Trustee to protect and hold harmless the Indenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Indenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debtholders at whose instance it is acting to deposit with the Indenture Trustee the Debt Securities held by them for which Debt Securities the Indenture Trustee shall issue receipts.

10.15	Authority to Carry on Business

The Indenture Trustee represents to Baytex that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the State of New York but if, notwithstanding the provisions of this Section 10.15, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Indenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the State of New York, either become so authorized or resign in the manner and with the effect specified in Section 10.3.

10.16	Compensation and Indemnity

(a)
Baytex shall pay to the Indenture Trustee from time to time compensation for its services hereunder as agreed separately by Baytex and the Indenture Trustee, and shall pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel, agents and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Indenture Trustee under this Indenture shall be finally and fully performed. The Indenture Trustee's compensation shall not be limited by any law on compensation of an Indenture Trustee of an express trust.

(b)
Baytex hereby indemnifies and saves harmless the Indenture Trustee and its directors, officers, employees and shareholders from and against any and all losses, damages, charges, expenses, claims, demands, actions or liability whatsoever (including, without limitation, the fees and expenses of its agents and counsel) which may be brought against the Indenture Trustee or which it may suffer or incur as a result of or arising out of or in connection with the acceptance or administration of its duties under this Indenture, the performance of its duties and obligations and/or the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against Baytex and/or any Guarantor and defending itself against any claim (whether asserted by Baytex or any Debtholder or any other Person) or liability in connection with the exercise or performance of any of its power or duties hereunder, save only in the event of the gross negligence, or bad faith of the Indenture Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Indenture Trustee. The Indenture Trustee shall notify Baytex promptly of any claim for which it may seek indemnity. Baytex shall defend the claim and the Indenture Trustee shall co-operate in the defence. The Indenture Trustee may retain separate Counsel at its sole discretion and Baytex shall pay the reasonable fees and expenses of such Counsel. Baytex need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Indenture Trustee or the termination or discharge of this Indenture.

(c)	Baytex need not indemnify against any loss or liability incurred by the Indenture Trustee through gross negligence or bad faith.

10.17	Acceptance of Trust

The Indenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Debtholders, subject to all the terms and conditions herein set forth.

ARTICLE 11
SUPPLEMENTAL INDENTURES

11.1	Supplemental Indentures

Subject to the provisions of this Indenture, from time to time the Indenture Trustee and, when authorized by Board Resolution, Baytex, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers, Supplemental Indentures which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(a)	establishing the terms of any series of Debt Securities and the forms and denominations in which they may be issued as provided in Article 2;

(b)
adding to the covenants of Baytex herein contained for the protection of the Debtholders, or of the Debt Securities of any series, or providing for events of default, in addition to those herein specified;

(c)
making such amendments not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debt Securities which do not affect the substance thereof and which in the opinion of the Indenture Trustee relying on an opinion of Counsel will not be Maturity prejudicial to the interests of the Debtholders;

(d)
rectifying typographical, clerical or other manifest errors contained in this Indenture or any Supplemental Indenture, or making any modification to this Indenture or any Supplemental Indenture which, in the opinion of Counsel, is of a formal, minor or technical nature and that are not materially prejudicial to the interests of the holders of any series of Debt Securities;

(e)	evidencing the succession, or successive successions, of others to Baytex and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(f)	giving effect to any Extraordinary Resolution passed as provided in Article 8;

(g)
modifying, amending or eliminating any of the terms of this Indenture, provided, that no such modification, amendment or elimination will be effective with respect to any Debt Securities which are outstanding at the time of such modification, amendment or elimination; and

(h)
for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Indenture Trustee (relying on an opinion of Counsel) the rights of neither the Debtholders nor the Indenture Trustee are materially prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Debtholders or the holders of a particular series of Debt Securities, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debtholders or the holders of a particular series of Debt Securities, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture.

ARTICLE 12
NOTICES

12.1	Notice to Baytex

Any notice to Baytex or any Guarantor under the provisions of this Indenture shall be valid and effective if delivered to Baytex at: 2800, 520 - 3rd Avenue SW, Calgary, Alberta, T2P 0R3, Attention: Vice President, General Counsel and Corporate Secretary, and a copy delivered to Burnet, Duckworth & Palmer LLP, 1400, 350 – 7th Avenue S.W., Calgary, Alberta T2P 3N9, Attention: Shannon M. Gangl, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall not be deemed to have been effectively given until actually received. Baytex or any Guarantor may from time to time notify the Indenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of Baytex or such Guarantor for all purposes of this Indenture.

12.2	Notice to Debtholders

All notices to be given hereunder with respect to the Debt Securities shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall not be deemed to have been effectively given until actually received. Accidental error or omission in giving notice or accidental failure to mail notice to any Debtholder or the inability of Baytex to give or mail any notice due to anything beyond the reasonable control of Baytex shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debtholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, Baytex shall give such notice by publication at least once in the cities of New York, Calgary and Toronto, each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debtholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debt Security may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any Persons interested in such Debt Security.

12.3	Notice to Indenture Trustee

Any notice to the Indenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Indenture Trustee at its corporate trust office at One Liberty Plaza, New York, New York 10006, Attention: Corporate Finance Department or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall not be deemed to have been effectively given until actually received.

ARTICLE 13
GUARANTEE

13.1	Application

The provisions of this guarantee shall apply to each Restricted Subsidiary that is required to issue a Guarantee of the Debt Securities pursuant to Section 5.16 and shall not apply in any other circumstance. A Restricted Subsidiary that is required pursuant to Section 5.16 to issue a Guarantee in form and substance substantially similar to the guarantee set forth in this Article 13 may elect to be bound by this guarantee in Article 13 by executing a Supplemental Indenture.

13.2	Guarantees

(a)
Each Guarantor hereby, jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees, to each holder of a Debt Security, and to the Indenture Trustee in its individual capacity and on behalf of each Debtholder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Indenture Trustee or the Debtholders in connection with the enforcement of any Guarantee and agrees to indemnify and hold harmless each Debtholder and the Indenture Trustee from all losses, damages, costs, expenses and liabilities suffered or incurred by the Debtholders and the Indenture Trustee resulting or arising from or relating to any failure by Baytex to unconditionally and irrevocably pay in full or fully perform the Indenture Obligations as and when due provided that the amount of such indemnification shall not exceed the amount of such Indenture Obligations as described in the preceding sentence.  Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by Baytex to such Debtholder or the Indenture Trustee under the Debt Securities or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Baytex.

(b)
Each Guarantor and, by its acceptance hereof, each Debtholder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Fraudulent Conveyances Act (Alberta) or other Canadian or United States federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Debtholders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to paragraph (c) of this Section 13.2, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any such federal, provincial or state law.

(c)
In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of Baytex or any other Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of:

(i)
the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date; and

(ii)
the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee, as they become absolute and matured.

13.3	Guarantee Absolute

Each Guarantor guarantees that the Debt Securities shall be paid or performed strictly in accordance with the terms of the Debt Securities and this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Debtholder with respect thereto.  The obligations of each Guarantor under its Guarantee are independent of the obligations of Baytex under the Debt Securities and this Indenture, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce its Guarantee, irrespective of whether any action is brought against Baytex or any other Guarantor or whether Baytex or any other Guarantor is joined in any such action or actions.  The liability of each Guarantor under its Guarantee shall be absolute and unconditional and the liability and obligations of such Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a)	any lack of validity or enforceability of this Indenture or the Debt Securities with respect to Baytex or any Guarantor or any agreement or instrument relating thereto;

(b)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to Baytex or otherwise;

(c)	the failure to give notice to the Guarantor of the occurrence of a Default under the provisions of this Indenture or the Debt Securities;

(d)	any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

(e)
any failure, omission, delay by or inability on the part of the Indenture Trustee or the Debtholders to assert or exercise any right, power or remedy conferred on the Indenture Trustee or the Debtholders in this Indenture or the Debt Securities;

(f)
any change in the corporate structure, or termination, dissolution, amalgamation, consolidation or merger of Baytex or any Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Baytex or any Guarantor, the marshalling of the assets and liabilities of Baytex or any Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting Baytex or any Guarantor, or any of the assets of any of them;

(g)	the assignment of any right, title or interest of the Indenture Trustee or any Debtholder in this Indenture or the Debt Securities to any other Person; or

(h)
any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, Baytex or a Guarantor, other than payment in full of the Indenture Obligations; it being the intent of each Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities.

The Guarantee of each Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Debtholder or the Indenture Trustee upon the insolvency, bankruptcy or reorganization of Baytex or otherwise, all as though such payment had not been made.  Each Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Guarantor, on the one hand, and the Debtholders and the Indenture Trustee, on the other hand: (i) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and (ii) in the event of any acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

13.4	Waivers

(a)
Each Guarantor hereby expressly waives (to the extent permitted by applicable law) notice of the acceptance of its Guarantee and notice of the existence, renewal, extension or the non performance, non payment, or non observance on the part of Baytex of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon Baytex or such Guarantor with respect to the Indenture Obligations.  Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions herein contained and consents to and approves the same.  Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

(b)
Without prejudice to any of the rights or recourse which the Indenture Trustee or the Debtholders may have against Baytex, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Indenture Trustee or the Debtholders to:

(i)	initiate or exhaust any rights, remedies or recourse against Baytex, any Guarantor or any other Person;

(ii)	value, realize upon, or dispose of any security of Baytex or any other Person held by the Indenture Trustee or the Debtholders; or

(iii)	initiate or exhaust any other remedy which the Indenture Trustee or the Debtholders may have in law or equity,

before requiring, becoming entitled to or demanding payment from such Guarantor under this Guarantee.

13.5	Subrogation

Each Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full.  If any amount shall be paid to any Guarantor on account of any such subrogation rights at any time when all the Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Debtholders and the Indenture Trustee and shall forthwith be paid to the Indenture Trustee, on behalf of the Debtholders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

13.6	No Waiver; Remedies

No failure on the part of any Debtholder or the Indenture Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.7	Continuing Guarantee; No Right of Set-Off; Independent Obligation

(a)
This Guarantee is a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and all other amounts payable under this Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Indenture Trustee or the Debtholders under this Indenture or the Debt Securities; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Indenture Trustee or the Debtholders.

(b)
Each Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Indenture Trustee without set off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of Canada.

(c)
Each Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Debtholders with respect thereto.

(d)
Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Indenture Trustee has been given to such Guarantor in the manner prescribed in this Indenture.

13.8	Guarantors May Consolidate, Etc., on Certain Terms

(a)
Nothing contained in this Indenture or in any of the Debt Securities shall prevent any amalgamation, consolidation or merger of a Guarantor with or into Baytex or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Baytex or another Guarantor, which amalgamation, consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture.

(b)
Other than as set forth in paragraph (a) of this Section, no Guarantor may amalgamate, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties or assets substantially as an entirety to any other Person whether or not affiliated with such Guarantor unless:

(i)
subject to the provisions of Section 13.9, the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Guarantor under this Indenture and its Guarantee, pursuant to a Supplemental Indenture in form and substance satisfactory to the Indenture Trustee and is a corporation, partnership, limited liability company or trust duly organized and validly existing under the laws of Canada or any province thereof or the United States, any state thereof, or the District of Columbia;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)
immediately after giving effect to such transaction, the Person formed by or surviving such amalgamation, consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 5.8.

13.9	Releases

(a)	In the event of:

(i)
a conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of a Guarantor to any Person (by way of amalgamation, merger, consolidation or otherwise) or all or substantially all of the assets of a Subsidiary Guarantor to any Person (by way of amalgamation, merger, consolidation or otherwise);

(ii)	the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(iii)	the release or discharge of the guarantee that resulted in the creation of the Guarantee pursuant to Section 5.16, except a discharge or release by or as a result of payment under such guarantee; or

(iv)
a release and discharge of the Guarantor's Guarantee pursuant to Article 7, then such Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article 13 and its Guarantee without any further action required on the part of the Indenture Trustee or any Debtholder;

provided that, in the event such transaction constitutes an Asset Sale, the Net Cash Proceeds of such conveyance, sale, assignment, transfer or other disposition are applied in accordance with Section 5.11 hereof.

(b)
Any Guarantor that is designated by the Board of Directors as an Unrestricted Subsidiary, or ceases to be a Subsidiary of Baytex in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Guarantee.

(c)
Concurrently with the defeasance of the Debt Securities under Section 7.6 hereof, or the release and discharge of this Indenture under Article 7 hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article 13.

(d)
Baytex shall deliver an appropriate instrument evidencing such release upon receipt of a Baytex Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 13.9.  Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities as provided in its Guarantee.

13.10	Severability

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE 14
PARENT GUARANTEE

14.1	Guarantee

(a)
Subject to this Article 14, the Parent Guarantor hereby fully and unconditionally guarantees to each Debtholder authenticated and delivered by the Indenture Trustee and to the Indenture Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Debt Securities, the Guarantees or the obligations of the Guarantors hereunder or thereunder, that all obligations of each Guarantor under this Indenture and its respective Guarantee (including obligations to the Indenture Trustee) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and, in case of any extension of time of payment or renewal of any Debt Securities, any Guarantee or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent Guarantor will be obligated to pay the same immediately. The Parent Guarantor agrees that this is a guarantee of payment and performance and not a guarantee of collection.

(b)
The Parent Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Debt Securities, this Indenture or the Guarantees, the absence of any action to enforce the same, any waiver or consent by any Debtholder with respect to any provisions hereof or thereof, the recovery of any judgment against any Guarantor, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Guarantor, any right to require a proceeding first against any Guarantor, protest, notice and all demands whatsoever and covenants that the Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Debt Securities, the Guarantees and this Indenture.

(c)
If any Debtholder or the Indenture Trustee is required by any court or otherwise to return to Baytex, the Parent Guarantor, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Baytex, the Parent Guarantor or the Guarantors, any amount paid by such Person to such Debtholder or the Indenture Trustee, as applicable, then this Parent Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)
The Parent Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Debtholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent Guarantor further agrees that, as between the Guarantor, on the one hand, and the Debtholders and the Indenture Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Parent Guarantor for the purpose of this Parent Guarantee. The Parent Guarantor will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Debtholders under the Guarantees.

14.2	Limitation on Parent Guarantor Liability

The Parent Guarantor and each Debtholder hereby confirm that it is their intention that the Parent Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Fraudulent Conveyances Act (Alberta) or other Canadian or United States federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Indenture Trustee, the Debtholders and the Parent Guarantor hereby irrevocably agree that the obligations of such Parent Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Parent Guarantor that are relevant under such laws, result in the obligations of such Parent Guarantor under its Parent Guarantee not constituting a fraudulent transfer or conveyance.

14.3	Release of the Parent Guarantor

(a)	In the event of:

(i)
a conveyance, sale, assignment, transfer or other disposition of all of the Capital Stock of Parent Guarantor to any Person (by way of amalgamation, merger, consolidation or otherwise) or all or substantially all of the assets of Parent Guarantor to any Person (by way of amalgamation, merger, consolidation or otherwise);

(ii)	the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(iii)	the release or discharge of the guarantee that resulted in the creation of the Guarantee pursuant to Section 5.16, except a discharge or release by or as a result of payment under such guarantee; or

(iv)	a release and discharge of a Guarantor's Guarantee pursuant to Article 7,

the Parent Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of the Parent Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article 14 and its Parent Guarantee without any further action required on the part of the Indenture Trustee or any Debtholder, provided that with respect to subsections (ii), (iii) and (iv), this release shall only relate to the affected Guarantee.

(b)
Concurrently with the defeasance of the Debt Securities under Section 7.6 hereof, or the release and discharge of this Indenture under Article 7 hereof, the Parent Guarantor shall be released from all its obligations under this Article 14.

14.4	Severability

In case any provision of this Parent Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE 15
EXECUTION AND FORMAL DATE

15.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

15.2	Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of the ● day of ●, 2011 irrespective of the actual date of execution hereof.

IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

BAYTEX ENERGY CORP.
By:

By:

BAYTEX ENERGY LTD.
By:

By:

BAYTEX OIL & GAS LTD.
By:

By:

BAYTEX ENERGY PARTNERSHIP by its managing partner BAYTEX ENERGY LTD.
By:

By:

BAYTEX MARKETING LTD.
By:

By:

BAYTEX RESOURCES CORP.
By:

By:

BAYTEX COMMERCIAL TRUST 1,
BAYTEX COMMERCIAL TRUST 2,
BAYTEX COMMERCIAL TRUST 3,
BAYTEX COMMERCIAL TRUST 4,
BAYTEX COMMERCIAL TRUST 5,
BAYTEX COMMERCIAL TRUST 6 AND
BAYTEX COMMERCIAL TRUST 7
by their manager BAYTEX OIL & GAS LTD.

By:

By:

BAYTEX HOLDINGS LIMITED PARTNERSHIP by its general partner BAYTEX MARKETING LTD.
By:

By:

BAYTEX ENERGY USA LTD.
By:

By:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
By:

By: